UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
United Bankshares, Inc.
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NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2025 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. (“United”) will be held at the Congressional Country Club, 8500 River Road, Bethesda, Maryland on Wednesday, May 14, 2025, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1. To elect fifteen (15) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

2. To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2025.

3. To approve, on an advisory basis, the compensation of United’s named executive officers.

4. To approve the United 2025 Equity Incentive Plan.

The close of business on March 6, 2025, has been fixed by the Board of Directors as the record date for determining the shareholders entitled to notice of and to vote at this Annual Meeting. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Your vote is extremely important to us. You may vote via telephone or over the internet as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also vote by mailing the enclosed proxy card. Please see the proxy card or page 1 of the attached proxy statement for instructions on these methods of voting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR OVER THE INTERNET AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME IN WRITING, BY VALIDLY SUBMITTING ANOTHER PROXY OR BY VOTING IN PERSON AT THE MEETING.

TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

By Order of the Board of Directors

Richard M. Adams

Executive Chairman

April 1, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2025

Our proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our 2024 Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

UNITED BANKSHARES, INC.

2025 PROXY STATEMENT

United Bankshares, Inc. 501 Avery Street Parkersburg, West Virginia 26101

PROXY STATEMENT

General Information

These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. (“United,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2025 Annual Meeting of Shareholders (“Annual Meeting”) and at any adjournment or postponement.

You are invited to attend our Annual Meeting on May 14, 2025, beginning at 4:00 p.m., local time. The Annual Meeting will be held at the Congressional Country Club, 8500 River Road, Bethesda, Maryland.

This proxy statement, form of proxy and voting instructions are being mailed or made available on or about April 1, 2025.

VOTING INFORMATION

Shareholders Entitled to Vote

Holders of record of United common shares at the close of business on March 6, 2025, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 143,466,834 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

How You Can Vote

Shareholders of record may vote by proxy by mail, in person at the Annual Meeting, by telephone or by internet.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote By Telephone or Internet

If you have telephone or internet access, you may submit your proxy by following the instructions on the proxy card.

Vote at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote and Cumulative Voting

The presence, in person at the Annual Meeting or by proxy, of the holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Only “FOR” votes will affect the outcome of the election of directors. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be counted as a vote cast with respect to the director or directors indicated and will not affect the outcome of the vote, although it will be counted for the purposes of determining whether there is a quorum. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

At our 2025 Annual Meeting, the number of directors to be elected will be fifteen (15), and each shareholder will have the right to cast fifteen (15) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the nominees to be elected. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which does not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United in order to elect to the Board of Directors the maximum number of nominees named in this proxy statement.

With respect to (i) the ratification of the selection of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year that began January 1, 2025, (ii) the nonbinding resolution to approve the compensation of United’s named executive officers and (iii) the approval of the United 2025 Equity Incentive Plan, if a quorum exists, the affirmative vote of a majority of the votes cast is required for approval of such matters. In voting for these matters, shares may be voted “for” or “against” or “abstain”. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote.

On March 6, 2025, there were 143,466,834 shares of common stock outstanding that are held by approximately 9,533 shareholders of record and 47,709 shareholders in street name. The presence in person at the meeting or by proxy of a majority of the outstanding shares of United will constitute a quorum at the Annual Meeting.

Cost of Proxy Solicitation

We will bear the entire cost of soliciting proxies from our shareholders. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, or facsimile transmission. United has retained Georgeson LLC of New York, New York (“Georgeson”) pursuant to a retention letter dated January 7, 2025, to assist in soliciting proxies from institutional investors, nominee accounts and beneficial holders. United is not retaining Georgeson to solicit proxies from registered holders or from non-objecting beneficial owners. Georgeson’s fee for the above services is $9,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, nominee holders and institutional investors, United has retained Proxy Express of Lyndhurst, New Jersey. Proxy Express will contact all broker and other nominee accounts identified on United’s shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to beneficial owners. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses. Proxy Express will then assist in the delivery of proxy materials to these accounts for distribution. Proxy Express will also assist in the distribution of proxy materials to institutional investors.

Notice and Access

We are continuing to use the Securities and Exchange Commission’s (“SEC”) Notice and Access rule, allowing us to furnish our proxy materials to certain shareholders over the internet. This means many of our shareholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. This offers a convenient way for shareholders to review the materials. The notice is not a proxy card and cannot be used to vote. If you receive the notice but would like to receive paper copies of the proxy materials, please follow the instructions in the notice or on the website referred to in the notice.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we received contrary instructions from any shareholders at that address. Shareholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the notices or the proxy statement and proxy card for all shareholders having that address. The notice or proxy card for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. If, in the future, you do not wish to participate in householding and prefer to receive your notice or proxy statement in a separate envelope, or if your household currently receives more than one notice or proxy statement and in the future, you would prefer to participate in householding, please contact us at: United Bankshares, Inc., Shareholder Relations Department, 501 Avery Street, Parkersburg, WV 26101 or by telephoning us at (304) 424-8633.

List of Shareholders

If a shareholder requests a list of shareholders entitled to vote at the 2025 Annual Meeting for purposes of soliciting the shareholders or sending a written communication to the shareholders, then the Company will either: (i) provide the list to the requesting shareholder upon receipt of an affidavit of the requesting shareholder that he will not use the list for any purpose other than to solicit shareholders with respect to the 2025 Annual Meeting; or (ii) mail the requesting shareholder’s materials to the shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consists of one class of fifteen (15) directors. Fifteen (15) directors will be elected at our 2025 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2026. The Company’s Restated Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2025 Annual Meeting, the Board of Directors established the composition and number of directors to be elected at fifteen (15).

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the fifteen (15) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his or her successor has been elected or until his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2026 at the Annual Meeting: Richard M. Adams, Richard M. Adams, Jr., Charles L. Capito, Jr., Peter A. Converse, Dr. Sara DuMond, Michael P. Fitzgerald, Dr. Patrice A. Harris, Diana Lewis Jackson, J. Paul McNamara, Mark R. Nesselroad, Lacy I. Rice, III, Albert H. Small, Jr., Mary K. Weddle, Gary G. White and P. Clinton Winter. All of the nominees except for Dr. DuMond are directors standing for re-election.

We expect each nominee for election as a director to be able to serve if elected. To the extent permitted under applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation, current public company directorships and public company directorships held at any time during the past five years, share holdings and the specific experience, qualifications, attributes and skills considered by the Board in concluding that the nominees are qualified to serve as a director of the Company are set forth on the following pages. Of our fifteen (15) director nominees, four are female, two of whom are African-American. Age is of the record date of March 6, 2025.

2025 Director Nominee Overview

Name	Age	Director Since	Principal Experience/Occupation

Richard M. Adams	78	1984	Executive Chairman, United Bankshares, Inc.

Richard M. Adams, Jr.	56	2022	CEO, United Bankshares, Inc.

Charles L. Capito, Jr.	70	2021	Former Managing Director, Wells Fargo Advisors

Peter A. Converse	74	2014	Former President & CEO, Virginia Commerce Bancorp, Inc.

Sara DuMond, MD, FAAP	52	2024	Pediatrician & the Founder/ CEO of Pediatric Housecalls, PLLC

Michael P. Fitzgerald	68	2016	Former Co-Founder, Chairman, CEO & President, Bank of Georgetown

Patrice A. Harris, MD, MA, FAPA	65	2020	Psychiatrist & CEO of eMed

Diana Lewis Jackson	62	2022	President & Founder of Action Facilities Management

J. Paul McNamara	76	2003	Chairman of Potomac Capital Advisors

Mark R. Nesselroad	69	2011	CEO of Glenmark Holding LLC

Lacy I. Rice, III	63	2022	Co-Founder & Managing Partner, Federal Capital Partners

Albert H. Small, Jr.	68	2018	Founder & President of Renaissance Centro Inc., LLC

Mary K. Weddle	74	2004	CPA & Former EVP of The Long & Foster Companies

Gary G. White	75	2008	Business Consultant

P. Clinton Winter	77	1996	President of Bray & Oakley Insurance Agency, Inc.

The Board of Directors recommends a vote “FOR” the election of each of these nominees for Director.

DIRECTORS WHOSE TERMS EXPIRE IN 2025 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock, Options and RSUs (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills (d)	Shares (a)	Options and RSUs (b)%

RICHARD M. ADAMS, 78, is the Executive Chairman of United and the Chairman of the Board of United Bank. Mr. Adams previously served as the Chairman of the Board and Chief Executive Officer of United from 1984 until 2022. Mr. Adams also served as the Chairman of the Board and Chief Executive Officer of United Bank, Inc., a former subsidiary of United, Chief Executive Officer of The Parkersburg National Bank (“PNB”), the predecessor to United, from 1975 to 1984, and as the Chairman of the Board of PNB from 1976 to 1984. Mr. Adams has been a director of the Company since 1984.	974,190	232,372	*

Mr. Adams has worked in the banking industry for more than 50 years and successfully served as the Company’s Chairman and Chief Executive Officer for 45 years before becoming Executive Chairman. While Chairman and Chief Executive Officer, Mr. Adams guided the Company through 33 acquisitions, growing the Company from a single-office $100 million bank to approximately 250 offices in eight states and Washington, D.C. with $29.3 billion in assets. Mr. Adams has the experience and expertise necessary to understand the opportunities and challenges facing the Company as Executive Chairman. Mr. Adams is very familiar with the Company’s business, industry, regulatory requirements, and markets. Mr. Adams is a member of the Bank Policy Institute, the World President’s Organization, and is a board member of the West Virginia Chamber of Commerce. Mr. Adams is a past Chairman of the Board of Directors of the West Virginia Business Roundtable, the West Virginia Chamber of Commerce, the West Virginia Bankers Association, West Virginia Kids Count, and Eastern States Bankcard Association in New York. He has been a member of the International Financial Conference and has served on the American Bankers Association Governing Council. Mr. Adams has also served on the Board of the Federal Reserve Bank, the Office of the Comptroller of the Currency Regional Advisory Council, the Young President’s Organization of America, the West Virginia United Health System and the Rotary Club. Mr. Adams also serves as Chairman of the Executive Committee.

RICHARD M. ADAMS, JR., 56, is the Chief Executive Officer of United and the Vice-Chairman of United Bank. Mr. Adams, Jr. previously served as President of United from 2014 until 2022 and as an Executive Vice-President of United from 2000 to 2014. Mr. Adams, Jr. also served as President of United Bank, Inc. Mr. Adams, Jr. has been a director of the Company since 2022.	188,240	76,975	*

Mr. Adams, Jr. successfully served as the Company’s President for over seven years before becoming the Chief Executive Officer. Mr. Adams, Jr. has served in a managerial capacity at the Company for almost 25 years. In his role as President of United, Mr. Adams, Jr. was responsible for overseeing the operation of day-to-day banking activities including all sales and service lines of business, including commercial and consumer lending, retail banking and wealth management. Mr. Adams, Jr. has the banking experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. Prior to joining United, Adams, Jr. worked as an associate at Bowles Rice, LLP and practiced law in the areas of Commercial Law, Real Estate, Employment Law and Litigation. Mr. Adams, Jr. received his law degree from the Washington and Lee School of Law and is a member of the West Virginia State Bar Association and the American Bar Association. Mr. Adams, Jr. is active in several community and industry based organizations, including the Federal City Council, the Bank Policy Institute, the American Bankers Council, the Mid-Size Bank Coalition of America, and the Greenbrier Health and Wellness Advisory Council. Mr. Adams, Jr. currently serves on the Board of Directors for the Virginia Bankers Association and is also a past Chairman of the West Virginia Bankers Association and the West Virginia Bankers Trust Division. Mr. Adams, Jr. is a former director of Energy Services of America, Inc. Mr. Adams, Jr. is a member of the Executive Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2025 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock, Options and RSUs (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills (d)	Shares (a)		Options and RSUs (b)%

CHARLES L. CAPITO, JR., 70, is the former Managing Director of the Wells Fargo Advisors Complex in West Virginia. Mr. Capito is a director of United Bank. Mr. Capito has been a director of the Company since 2021.	12,574		—	*

Mr. Capito is highly credentialed as a finance executive, financial advisor and has overseen the management of billions of dollars in assets throughout his career. While at Wells Fargo, Mr. Capito was responsible for managing seven offices. In this capacity, Mr. Capito was responsible for the prudent management of the firm’s resources, building local partnerships and recruiting talent while creating an inclusive environment of teamwork and innovation. Prior to his position with Wells Fargo, Mr. Capito was an Executive Vice President and Director of Business Development for United Bank where he provided leadership for the implementation of sales initiatives and other private wealth management strategies. While at United Bank, Mr. Capito served as a member of the United Brokerage Services, Inc. board. Mr. Capito is a member on the West Virginia University Board of Governors, a trustee for the Charleston Area Medical Center, Inc. and a director of Vandalia Health. Mr. Capito serves as the Audit Committee Chairman for Vandalia Health and is a member of the Executive Committee for both the Charleston Area Medical Center, Inc. and Vandalia Health. Mr. Capito is also a member of the Executive Committee for the International Neighbors Club 1 (of Washington D.C.) and a member of the Executive Council for the Congressional Families Cancer Prevention Program. Mr. Capito previously served as the President of the Board for the Congressional Club Museum and Foundation in Washington, D.C. Mr. Capito is a member of the Risk Committee.

PETER A. CONVERSE, 74, is the former President and Chief Executive Officer of Virginia Commerce Bancorp, Inc. and Virginia Commerce Bank. Mr. Converse is a director of United Bank. Mr. Converse has been a director of the Company since 2014.	436,673		—	*

Mr. Converse has extensive community banking experience of over 40 years in the Washington, D.C. area. He served as President, Chief Executive Officer and a director of Virginia Commerce Bancorp, Inc. for 20 years until January 2014 when Virginia Commerce Bancorp, Inc. was acquired by United. Prior to that, Mr. Converse was the Senior Vice President/Chief Lending Officer for Federal Capital Bank from March 1992 to December 1993; Senior Vice President of Bank of Maryland from October 1990 to March 1992; and Executive Vice President/Chief Lending Officer for Century National Bank from May 1986 to July 1990 and Senior Vice President/Chief Lending Officer for Central National Bank from July 1979 to April 1986. Mr. Converse is a member of the Executive Committee.

SARA DuMOND, MD, FAAP, 52, is a practicing pediatrician and the founder and chief executive officer of Pediatric Housecalls, PLLC. Dr. DuMond was appointed as a director of United Bank and the Company in October of 2024.	2,454	(e)	—	*

Dr. DuMond has practiced general pediatrics at a private group practice in the Lake Norman, N.C. area before establishing Pediatric Housecalls, PLLC in 2011. Dr. DuMond is a highly accomplished and respected leader of her industry who does incredible work to better her community. Dr. DuMond graduated from West Virginia University with a bachelor’s degree in physical therapy and went on to earn her medical degree from the West Virginia University School of Medicine with Alpha Omega Alpha distinction, the highest honor society for physicians in the U.S. Dr. DuMond completed her residency in pediatrics at Carolinas Medical Center. Dr. DuMond is a fellow of the American Academy of Pediatrics and a member of the North Carolina Medical Society and Mecklenburg Medical Society. In addition to managing her clinical practice, Dr. DuMond has served on numerous advisory boards as an advocate for evidence-based child health information, including Dr. Brown’s Expert Medical Panel, American Baby Magazine, WebMD, and KidsHealth.org. She has also served as a volunteer relief physician in Guatemala with Medical Missions Ministries and is active in Mecklenburg Community Church.

DIRECTORS WHOSE TERMS EXPIRE IN 2025 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock, Options and RSUs (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills (d)	Shares (a)	Options and RSUs (b)%

MICHAEL P. FITZGERALD, 68, is the former Co-Founder, Chairman, Chief Executive Officer and President of Bank of Georgetown. Mr. Fitzgerald is Vice Chairman and a director of United Bank. Mr. Fitzgerald is the former President of United Bank. Mr. Fitzgerald has been a director of the Company since 2016.	213,384	—	*

Mr. Fitzgerald has over 40 years of experience helping businesses achieve their financial goals through his work in the Washington, D.C. area commercial banking industry. His career prior to Bank of Georgetown included a variety of senior executive roles at some of the region’s most prestigious banking institutions. He served as Senior Vice President of Sequoia Bank (and subsequently United Bank post-merger) with responsibilities for all commercial banking operations in Maryland as well as oversight of government contractor banking efforts throughout the region. Mr. Fitzgerald began his banking career with Riggs Bank, where for 15 years he served in several capacities including Corporate Banking, Special Assistant to the Chairman, and President and Chief Executive Officer of The Riggs National Bank of Maryland. He is a former director of the Federal Home Loan Bank of Atlanta.

PATRICE A. HARRIS, MD, MA, FAPA, 65, is a practicing psychiatrist trained in child/adolescent and forensic psychiatry, Chief Executive Officer of eMed and former president of the American Medical Association (“AMA”). Dr. Harris is a director of United Bank. Dr. Harris has been a director of the Company since 2020.	12,357	—	*

Paving her way to success in the medical field, Dr. Harris is a passionate leader, internationally-recognized expert and an advocate for improving the lives of children and serving others on both local and national levels. In June 2019, Dr. Harris became the first African American woman to be president of the AMA, the largest association of physicians and medical students in the U.S. She has served on the AMA Board of Trustees since 2011 and is the chair of the AMA Opioid Task Force. Apart from the AMA, she has also held leadership positions with the American Psychiatric Association (“APA”), the Medical Association of Georgia, The Big Cities Health Coalition, and the Georgia Psychiatric Physicians Association. She was also the founding president of the Georgia Psychiatry Political Action Committee. Dr. Harris earned a bachelor’s degree in psychology, master’s degree in counseling psychology and medical degree from West Virginia University. She completed residencies and a fellowship at Emory University, and now serves as an adjunct assistant professor in the Emory Department of Psychiatry and Behavioral Sciences and adjunct clinical assistant professor in psychiatry and behavioral sciences at Morehouse School of Medicine. A Fellow of the APA, she continues in private practice and consults with both public and private organizations on health service delivery and emerging trends in practice and health policy. Dr. Harris brings her leadership skills in her role as a director of the Company and as a member of the Compensation and Human Capital and Governance and Nominating Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2025 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock, Options and RSUs (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills (d)	Shares (a)	Options and RSUs (b)%

DIANA LEWIS JACKSON, 62, is the President and Founder of Action Facilities Management (“AFM”). Ms. Lewis Jackson is a director of United Bank. Ms. Lewis Jackson has been a director of the Company since 2022.	12,199	—	*

AFM is a government and commercial contract firm specializing in building integrated facilities maintenance, janitorial/sanitation, administrative and security services with just under 400 employees in ten (10) states and Washington, D.C. AFM has championed diversity through its employment practices and retention programs, and is proud to be among the minority and women-owned small businesses that represent West Virginia. For the past several decades, Ms. Lewis Jackson has provided her time, leadership and generosity into a myriad of organizations that prioritize education, health, support for the disadvantaged, and local entrepreneurship. She currently serves on the Discover the Real West Virginia Foundation, West Virginia Higher Education Policy Commission, West Virginia Regional Technology Park Board of Directors, WVU Medicine Cancer Institute Council, the United Bank Advisory Board, and numerous other committees and boards. Ms. Lewis Jackson was previously appointed to the WVU Board of Governors and the WVU Hospital Board of Directors. Among her many awards, she was elected to the West Virginia Business Hall of Fame in 2021, selected as Small Business Prime Contractor of the Year in 2020, SBA’s 8(a)-Graduate of the Year in 2016 and the West Virginia Small Business Person of the Year in 2013. Ms. Lewis Jackson brings her knowledge of government contracting, her leadership skills and her experience on boards of directors to her role as a director of the Company and as a member of the Risk Committee.

J. PAUL MCNAMARA, 76, is the Chairman of Potomac Capital Advisors and the former President and Chief Operating Officer of Sequoia Bancshares, Inc. Mr. McNamara is a current director and a former Vice Chairman of United Bank. Mr. McNamara has been a director of the Company since 2003.	80,024	—	*

Currently, Mr. McNamara is the Chairman of Potomac Capital Advisors, a privately held real estate investment company. Mr. McNamara has spent over 50 years in the banking industry. Mr. McNamara was the President and Chief Operating Officer of Sequoia Bancshares for 15 years. Prior to Sequoia, Mr. McNamara worked for Manufacturers Hanover Trust Company for three years and the National Bank of Washington for 12 years where he held several senior management positions. Mr. McNamara has gained valuable insight through his banking experience in senior management positions into retail banking, commercial banking, bank operations and systems. Mr. McNamara brings this extensive knowledge of the banking industry to his role as a director of the Company, Chairman of the Governance and Nominating Committee, and as a member of the Executive, Compensation and Human Capital and Risk Committees.

MARK R. NESSELROAD, 69, is the Chief Executive Officer of Glenmark Holding Limited Liability Company, a real estate development company. Mr. Nesselroad is a director of United Bank. Mr. Nesselroad has been a director of the Company since 2011.	69,827	—	*

Prior to serving on United’s Board, Mr. Nesselroad served on Centra Financial Holdings, Inc.’s Board of Directors from 2003 to July 2011. He was a member of Centra’s audit committee, executive committee, compensation committee and finance committee. Mr. Nesselroad is a real estate developer in one of United’s key markets. Mr. Nesselroad formerly served on the Board of Directors of the West Virginia Housing Development Fund, the West Virginia United Health System and the EdVenture Group and he currently serves on the Board of Directors of the Mylan Park Foundation, Inc. and the Morgantown Community Resource Inc. Mr. Nesselroad brings his knowledge of commercial real estate in a key geographic market of United as well as his extensive experience on boards of directors and committees to his role as a director of the Company and as the Chairman of the Risk Committee and a member of the Governance and Nominating, Executive, Audit and Compensation and Human Capital Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2025 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock, Options and RSUs (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills (d)	Shares (a)	Options and RSUs (b)%

LACY I. RICE, III, 63, is the co-founder and managing partner of Federal Capital Partners (“FCP”). Mr. Rice is a director of United Bank. Mr. Rice has been a director of the Company since 2022.	36,911	—	*

FCP is a privately held real estate investment company that acquires, operates, and develops residential and commercial assets nationally. In addition, FCP deploys capital in residential and commercial product sectors through joint venture equity, mezzanine debt, and preferred equity investments. Mr. Rice has over 35 years of experience in real estate investment and corporate finance. Prior to founding FCP, Mr. Rice was a Principal at The Carlyle Group and served on the company’s real estate funds Investment Committee. Prior to Carlyle, Mr. Rice worked at companies including Alex. Brown, Haas & Haynie Corporation, and Chemical Bank. Mr. Rice is a Board Member of the National Multifamily Housing Council, member of the NMHC Affordable Housing Council, and member of the Urban Land Institute. He also serves on the Board of The Boys & Girls Clubs of Greater Washington. He is a former member of the Board of Shepherd University, the BB&T Advisory Board, and the Mercersburg Academy Alumni Council. Rice was Board Chairperson of American Community Properties Trust (NYSE: APO), which FCP purchased and took private. Mr. Rice brings his knowledge of commercial real estate in key geographic markets of United and his experience on boards of directors to his role as a director of the Company and as a member of the Audit Committee.

ALBERT H. SMALL, JR., 68, is the founder and president of Renaissance Centro Inc., LLC and the founder of the former Renaissance Housing Corporation. Mr. Small is a director of United Bank. Mr. Small has been a director of the Company since 2018.	16,848	—	*

Renaissance Centro Inc., LLC is a nationally recognized real estate development firm located in the Washington, D.C. area, specializing in residential, commercial and hotel development. Renaissance Housing Corporation is one of Washington, D.C.’s most highly recognized luxury home builders and high-rise tower developers. During Mr. Small’s more than 20 years at Renaissance Housing Corporation, the firm developed over a thousand homes, apartments and lots. Mr. Small is a well-known business and community member in the Washington, D.C. area and brings a significant knowledge of commercial real estate development and management in a key geographic market of United. Mr. Small is the Vice Chair of the Board for Tulane University and a former director of Griffin Industrial Realty, Inc. and Indus Realty Trust. Mr. Small is active in World Presidents’ Organization (“WPO”), Chief Executive Organization (“CEO”), Urban Land Institute, civic boards and philanthropic organizations.

MARY K. WEDDLE, 74, is a Certified Public Accountant (“CPA”) and a former Executive Vice President of The Long & Foster Companies. Ms. Weddle is a director of United Bank. Ms. Weddle has been a director of the Company since 2004.	23,594	—	*

Ms. Weddle has spent her career in real estate and related financial services. For over 20 years, she was in management and leadership roles in the real estate industry. Her former employer, The Long & Foster Companies, was, at the time, the nation’s largest, privately-held real estate company. In her most recent position as Executive Vice President and head of Operations, which she held for almost 15 years, she skillfully brought together a team responsible for a wide variety of diverse activities, such as legal, marketing, information technology, human resources, and accounting. Her expertise as head of Operations covered strategic planning and the design and implementation of efficient systems and processes for distribution to thousands of internal and external users. She also understands customer service and consumer behavior. She brings this broad and relevant experience to her role as a director of the Company and as a member of the Risk Committee and Audit Committee, where she has served as a financial expert for many years. Her designation and ongoing qualifications as a CPA give her the ability to analyze and understand the financial aspects of business.

DIRECTORS WHOSE TERMS EXPIRE IN 2025 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock, Options and RSUs (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years and Experience, Qualifications and Skills (d)	Shares (a)	Options and RSUs (b)%

GARY G. WHITE, 75, is the Principal of JRW, LLC, a consulting firm, and the President and Chief Executive Officer of Gilbert Development, Inc. He is the former Interim President of Marshall University, the former President and Chief Operating Officer of International Resource Partners LP and the former President and Chief Executive Officer of International Industries, Inc. Mr. White is also the former President and Chief Executive Officer of the West Virginia Coal Association. Mr. White is a director of United Bank. Mr. White has been a director of the Company since 2008.	45,921	—	*

Mr. White has served in several senior management positions in the coal industry for over 40 years. Mr. White also has more than 20 years of executive level experience with non-profit entities which provides him with a broad perspective on business operations. Mr. White has a good knowledge of the basic industries in the Company’s primary market areas. Mr. White has been a past director of another publicly traded banking company. Mr. White brings this expertise in corporate management to his role as a director of the Company and as Chairman of the Audit Committee and as a member of the Executive, Compensation and Human Capital and Governance and Nominating Committees.

P. CLINTON WINTER, 77, is the President of Bray & Oakley Insurance Agency, Inc. Mr. Winter is a director of United Bank. Mr. Winter has been a director of the Company since 1996.	545,978	—	*

Mr. Winter has spent over 35 years working in the insurance and financial services industry. Mr. Winter’s experience as President of Bray & Oakley Insurance Agency, as well as a past chairperson of an audit committee of an acquired banking company, has provided him with significant financial experience. Mr. Winter also served on the executive committee and was the chairperson of the compensation committee for this acquired banking company. Through his long experience with the insurance and financial industries, Mr. Winter possesses expertise in financial and risk management matters as well as business development and marketing. Mr. Winter brings this knowledge of financial and risk management to his role as a director of the Company, the Chairman of the Compensation and Human Capital Committee and as a member of the Executive, Audit and Governance and Nominating Committees. Mr. Winter also serves as the Lead Director of the independent directors of the Board.

All Directors, Nominees and Executive Officers as a Group (27 persons)	4,367,613	613,776	3.46%

* Indicates the director owns less than 1% of United’s issued and outstanding shares.

Footnotes:

(a)

Includes stock held by United Bank’s Trust Department which shares beneficial ownership as described in this footnote. United Bank’s Board of Directors exercises voting authority over 1,124,689 shares held by United Bank’s Trust Department. Mr. Winter exercises voting authority over 51,108 shares. All of these shares are included in the 4,367,613 shares held by all directors, nominees and executive officers as a group. Includes shares of restricted stock. Also includes shares pledged as collateral as follows: Mr. Converse, 100,000 shares and Mr. Winter, 112,412 shares.

(b)

Beneficial ownership is stated as of March 3, 2025, including shares of common stock that may be acquired within sixty (60) days of that date through the exercise of stock options and common stock acquired upon the accelerated vesting of time-based restricted stock units upon retirement of an officer, termination from the board for any reason except for cause, disability or a change of control pursuant to United’s Stock Option Plans and Long-term Incentive Compensation Plans. No performance-based restricted stock units are included.

(c)

Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. Adams, 29,468 shares; Mr. Adams, Jr., 10,986 shares; Mr. McNamara, 74,561 shares; Mr. Nesselroad, 53,782 shares; Mr. Small, 6,289 shares; and Mr. Winter, 37,800 shares.

(d)	United Bank is a subsidiary of United. Age is as of the record date of March 6, 2025.

(e)	After March 3, 2025, Dr. DuMond purchased 2,600 shares of United common stock.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

As of March 3, 2025, directors of the Company and nominees owned beneficially, directly or indirectly, the number of shares of common stock indicated in the preceding table.

The Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers, other than anyone who served as a chief executive officer or chief financial officer during the year, constitute the named executive officers of the Company. The following table sets forth certain information regarding the named executive officers’ beneficial ownership of common stock of United as of March 3, 2025. For purposes of this determination, the number of shares of United’s common stock beneficially owned by any person or persons is calculated as a percentage of the total number of shares of United’s common stock issued and outstanding as of March 3, 2025 plus the number of shares of United’s common stock that may be acquired by such person within sixty (60) days of that date through (1) the exercise of stock options and (ii) the accelerated vesting of restricted stock units upon normal retirement at age 65, disability or a change of control pursuant to United’s Stock Option Plans and Long-Term Incentive Compensation Plan.

		Shares of Common Stock of the Company Beneficially Owned (1)
Title of Class	Name of Officer	Number of Shares	Percent of Class
Common Stock	Richard M. Adams	1,206,562	0.84%
Common Stock	Richard M. Adams, Jr.	265,215	0.18%
Common Stock	James J. Consagra, Jr.	218,207	0.15%
Common Stock	W. Mark Tatterson	157,964	0.11%
Common Stock	Darren K. Williams	83,830	0.06%

Footnotes:

(1)

The amounts shown represent the total shares owned directly and indirectly by such named executive officers. The number of shares includes shares that are issuable upon the exercise of all stock options currently exercisable and the accelerated vesting of time-based restricted stock units upon normal retirement at age 65, disability or a change of control, as follows: Mr. Adams, 254,726 shares; Mr. Adams, Jr., 101,788 shares; Mr. Consagra, 93,975 shares; Mr. Tatterson, 72,294 shares and Mr. Williams, 41,553 shares. No performance-based restricted stock units are included. Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. Adams, 29,468 shares, Mr. Adams, Jr., 10,986 shares; and Mr. Tatterson, 89 shares.

Principal Shareholders of United

The following table lists each shareholder of United who is the beneficial owner of more than 5% of United’s common stock, the only class of stock outstanding, as of March 3, 2025, except to the extent indicated otherwise in the footnotes.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	19,971,599 (1)	13.92%

Common Stock	The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	14,202,951 (2)	9.90%

Common Stock	State Street Corporation One Lincoln Street, Boston, MA 02111	8,170,075 (3)	5.69%

Common Stock	Dimensional Fund Advisors LP 6300 Bee Cave Road, Building 1 Austin, TX 78746	7,291,004 (4)	5.08%

Footnotes:

(1)

BlackRock, Inc. (“BlackRock”) is a global investment management firm that serves institutional and retail clients, including pension funds, foundations, endowments, official institutions, insurance companies, sub-advisory relationships, high net worth individuals, family offices and private banks. BlackRock beneficially owns 19,971,599 or 13.92% of United’s common stock. BlackRock holds sole dispositive authority for the 19,971,599 shares and sole voting authority over 19,603,938 shares. BlackRock’s address and holdings are based solely on a Schedule 13G filing with the SEC dated January 22, 2024 made by BlackRock setting forth information as of December 31, 2023.

(2)

The Vanguard Group (“Vanguard”) is one of the world’s largest investment management companies, serving individual investors, institutions, employer-sponsored retirement plans, and financial professionals. Vanguard beneficially owns 14,202,951 or 9.90% of United’s common stock. Of these beneficially-owned shares, Vanguard holds shared voting authority over 95,522 shares, sole dispositive authority over 13,965,271 shares, and shared dispositive authority over 237,680 shares. Vanguard’s address and holdings are based solely on a Schedule 13G filing with the SEC dated February 13, 2024 made by Vanguard setting forth information as of December 29, 2023.

(3)

State Street Corporation (“State Street”) is a global financial services provider that offers a flexible suite of services that spans the investment spectrum, including investment management, research and trading, and investment servicing. State Street, and certain of its subsidiaries, beneficially owns 8,170,075 or 5.69% of United’s common stock. State Street holds, shared dispositive authority for the 8,170,075 shares and shared voting authority over 906,541 shares. State Street’s address and holdings are based solely on an amended Schedule 13G filing with the SEC dated February 12, 2024 made by State Street setting forth information as of December 31, 2023.

(4)

Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as an investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts. Dimensional beneficially owns 7,291,004 or 5.08% of United’s common stock. Of these beneficially-owned shares, Dimensional holds sole voting authority over 7,142,913 shares and sole dispositive authority over 7,291,004 shares. Dimensional’s address and holdings are based solely on a Schedule 13G filing with the SEC dated February 14, 2024 made by Dimensional setting forth information as of December 29, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in United shares with the Securities and Exchange Commission (“SEC”). To our knowledge, based solely on our review of the copies of such reports furnished and written representations, no person required to file such reports during 2024 failed to file such reports on a timely basis or failed to file a report.

Related Shareholder Matters

The following table discloses the number of outstanding options granted by United to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of December 31, 2024. The table provides this information for equity compensation plans that have and have not been approved by shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Weighted- average remaining term of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans approved by Shareholders	902,289	$ 38.28	3.21 years	953,412
Equity Compensation Plans not approved by Shareholders (1)	—	—	—	—
Total	902,289	$ 38.28	3.21 years	953,412

Footnotes:

(1)

The table does not include information for equity compensation plans assumed by United in connection with mergers and acquisitions and pursuant to which there remain outstanding options (collectively, “Assumed Plans”). The Assumed Plans include remaining outstanding options from the Community Bankers Trust Corporation, Carolina Financial Corporation, and Cardinal Financial Corporation mergers. A total of 147,379 shares of United common stock may be purchased under the Assumed Plans, at a weighted average exercise price of $24.11 and a weighted average remaining term of 3.25 years. No further grants may be made under any Assumed Plan.

GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the offices of the Chairman and the Chief Executive Officer and believes it should maintain the flexibility to establish a leadership structure that fits the needs of the Company and its shareholders at any particular point in time. The Board of Directors regularly evaluates the Board’s leadership structure to ensure it continues to be in the best interest of the Company and its shareholders. The Board is led by an Executive Chairman selected by the Board.

Richard M. Adams is the Company’s Executive Chairman and Richard M. Adams, Jr. is the Company’s Chief Executive Officer.

Mr. Adams moved to Executive Chairman on April 1, 2022 after serving as the Company’s Chief Executive Officer and the Chairman of the Board since 1984. Prior to this, Mr. Adams served as the Chief Executive Officer of The Parkersburg National Bank (“PNB”), the predecessor to United, from 1975 to 1984, and as the Chairman of the Board of PNB from 1976 to 1984. Mr. Adams has been a director of United since 1984. Mr. Adams has worked in the banking industry for more than 50 years and has successfully served as the Company’s Chairman and Chief Executive Officer for over 45 years. Mr. Adams is a significant shareholder reporting beneficial ownership of 1,206,562 shares, closely aligning his interests with those of the Company’s shareholders.

Prior to being appointed as the Company’s Chief Executive Officer on April 1, 2022, Mr. Adams, Jr. successfully served as the Company’s President for over seven years and has served in a managerial capacity at the Company for over 21 years. Mr. Adams, Jr. had been President of the Company since 2014 and Executive Vice President of the Company from 2000 to 2014. Mr. Adams, Jr. is the Vice Chairman of United Bank. Mr. Adams, Jr. joined the Company in 1994. Also effective April 1, 2022, Mr. Adams, Jr. was appointed a director of the Company. Mr. Adams, Jr. has the banking experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. Mr. Adams, Jr. beneficially owns 265,215 shares of United stock.

The Board of Directors recognizes the importance of a strong independent board. The Board of Directors maintains a supermajority of independent directors, designates a lead independent director, has regular meetings of the independent directors in executive session without the presence of insiders, has a succession plan for incumbent management, and determines management compensation by a committee of independent directors.

P. Clinton Winter serves as the Board of Directors’ Lead Independent Director. The Lead Independent Director’s duties and responsibilities include: setting the agenda for and presiding over meetings of the independent directors; advising the Executive Chairman as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; acting as a “sounding board” and advisor to the Executive Chairman; contributing to the performance review of the Executive Chairman; and staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

Mr. Winter is the Chairman of the Compensation and Human Capital Committee, and also serves on the Board of Directors’ Audit, Executive, and Governance and Nominating Committees. He has been a director of the Company since 1996 and is a significant shareholder with reported beneficial ownership of 545,978 shares.

Independence of Directors

The Governance and Nominating Committee of the Board of Directors annually reviews the relationships of each member of the Board of Directors to determine whether each director and each nominee for director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. The determination made by the Governance and Nominating Committee is then submitted to the Board of Directors to permit the Board of Directors to affirmatively determine whether each director and each nominee for director has any relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Governance and Nominating Committee met on February 20, 2025 to determine the independence of the current members and the nominees for director of the Board of Directors. At the meeting, the Governance and Nominating Committee reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Governance and Nominating Committee determined that the following members of the Board of Directors are independent: Charles L. Capito, Jr., Peter A. Converse, Dr. Sara DuMond, Dr. Patrice A. Harris, Diana Lewis Jackson, J. Paul McNamara, Mark R. Nesselroad, Lacy I. Rice, III, Albert H. Small, Jr., Mary K. Weddle, Gary G. White and P. Clinton Winter.

The NASDAQ listing standards contain additional requirements for members of the Compensation and Human Capital Committee, the Audit Committee and the Governance and Nominating Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.

The Governance and Nominating Committee also considered the following relationships in evaluating the independence of the Company’s independent directors and determined that none of the relationships constitute a material relationship with the Company.

•  United’s subsidiaries provided lending and/or other financial services to certain members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2024 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships satisfied the standards for independence.

•  Charles L. Capito, Jr.’s son, A.A. Moore Capito, is a shareholder with Babst Calland. Babst Calland is a law firm that provided legal services to United Bank in 2024 totaling less than $120,000. Because the amount is below the $120,000 threshold of the NASDAQ listing standards and SEC rules, Mr. Capito satisfies the standards for independence pursuant to the transactional test under Rule 5605(a)(2)(D) of the NASDAQ listing standards.

•  Peter A. Converse received $120,000 in each of 2022, 2023 and 2024 for services performed under a contract with United Bank as an independent contractor. Because Mr. Converse has not been paid more than $120,000 in each of the last three years and his relationship with United Bank is that of an independent contractor, Mr. Converse satisfied the standards for independence.

•  JRW, LLC rents office space from United Bank at its Aracoma, West Virginia location. Gary G. White is the sole owner of JRW, LLC. The total amount of rent paid to United Bank by JRW, LLC was well below the $120,000 threshold standard set forth in the NASDAQ listing standards and the SEC rules and therefore satisfied the standards for independence.

•  Albert H. Small, Jr. owns an interest in 1700K Street Associates, LLC in an aggregate amount of less than 5%. United Bank commenced leasing office space from 1700 K Street Associates in 2019 and paid $548,564 in rent in 2024. Because Mr. Small’s interest in this limited liability company is less than 10% and he is not a managing member or executive officer, this relationship satisfies the standards for independence.

•  Action Facilities Management, Inc., an entity affiliated with Diana Lewis Jackson, was awarded a contract, using a competitive bid process, to provide unarmed security guard services for the Company’s banking subsidiary in 2024. Payments for these services did not exceed 5% of Action Facilities Management, Inc.’s revenues for 2024, and therefore, the relationship satisfied the standards for independence.

•  Lacy I. Rice, III owns approximately 33.29% of an entity that owns 80% of the manager of FCP Housing Preservation Fund, L.P., a limited partnership that invests primarily in regulated and unregulated multifamily communities in which the majority of residents earn below 80% of area median income (the “Fund”). United intends to make a $5 million Community Reinvestment Act investment in the Fund. Mr. Rice satisfies the standards for independence because the proposed investment will not constitute payment for property or services under the transactional test under Rule 5605(a)(2)(D) of the NASDAQ listing standards.

The Governance and Nominating Committee determined that the following members of the Board of Directors and the nominees for director are not independent: Richard M. Adams, Richard M. Adams, Jr., and Michael P. Fitzgerald. Messrs. Adams, Adams, Jr., and Fitzgerald are not independent because these directors are currently employed by the Company or its banking subsidiary.

The Board of Directors reviewed and approved the determinations made by the Governance and Nominating Committee.

Risk Management Oversight

The Board of Directors’ role in the risk management process is to provide oversight to ensure an effective Enterprise Risk Management Program is in place. This program and the processes related thereto focus on the following nine risk categories: capital risk, credit risk, liquidity risk, information security risk, market risk, operational risk, regulatory risk, reputational risk, and strategic risk. The Board of Directors, through the adoption of Company policies, defines risk exposure limits for each of these risk categories, taking into consideration the Company’s strategic goals and objectives, as well as current market conditions.

The Board of Directors risk management oversight is provided primarily by the Board of Directors’ Risk Committee. This oversight includes the appointment and annual review of the Company’s Chief Risk Officer, the approval of outsourced or co-sourced risk management arrangements, the review of significant reports to management prepared by the Company’s Risk Management Department and the timeliness of management’s responses, and the discussion with management regarding the responsibilities, budget, staffing, and scope of the Company’s Risk Management Department.

At the management level, the ultimate responsibility for oversight of the risk management function lies with the Chief Risk Officer. The Chief Risk Officer is an executive officer of the Company who reports directly to the Board of Directors’ Risk Committee Chairman. The Chief Risk Officer provides regular risk management reports to the Board of Directors’ Risk Committee and the full Board of Directors, as well as at meetings of the independent directors.

The Chief Risk Officer has established various management level committees under the Enterprise Risk Management program that promote proper risk management practices throughout the Company. Reports are prepared by management and presented to the Board of Directors’ Risk Committee and the full Board of Directors on a regular basis.

In addition to the oversight of the Board of Directors’ Risk Committee, the Board of Directors’ Compensation and Human Capital Committee oversees the Company’s compensation policies and arrangements to ensure they encourage appropriate levels of risk taking by management with respect to the Company’s strategic goals and to determine whether any of them give rise to risks that are reasonably likely to have a material adverse effect on the Company. The Board of Directors’ Governance and Nominating Committee also plays a key role related to risk management by ensuring the Company’s leadership structure is appropriate and by carefully reviewing the responsibilities of each Board Committee to ensure that all significant risk categories are addressed by at least one Committee.

The Audit Committee, the Compensation and Human Capital Committee, the Board of Directors’ Risk Committee and the Governance and Nominating Committee are comprised entirely of independent directors.

Board and Committee Membership

The committee descriptions and membership set forth below are those applicable as of the mailing date of this proxy statement.

During 2024, the Board of Directors met seven times. The Board of Directors of the Company has five standing committees: The Executive Committee, Audit Committee, Compensation and Human Capital Committee, Risk Committee and Governance and Nominating Committee. During 2024, each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served. Although there is no formal written policy, attendance at the annual meeting by directors is expected. All 14 of the incumbent directors of United attended the 2024 Annual Meeting. The Company’s independent directors held two meetings during 2024.

The Executive Committee

The Executive Committee is currently comprised of eight directors, Richard M. Adams, Chairman, Richard M. Adams, Jr., Peter A. Converse, Dr. Patrice A. Harris, J. Paul McNamara, Mark R. Nesselroad, Gary G. White, and P. Clinton Winter. The Executive Committee exercises all the authority of the Board of Directors whenever the Board of Directors is not meeting unless prohibited by law or the provisions of the Amended and Restated Articles of Incorporation or Restated Bylaws of the Corporation. The Board of Directors has specifically empowered the Executive Committee to investigate mergers and acquisitions by marshaling necessary information and data to evaluate the advisability of mergers and acquisitions and to report their findings to the Board of Directors. The Board of Directors may accept, ratify, approve, amend, modify, repeal or change the actions of the Executive Committee. The Executive Committee is governed by the Executive Committee charter which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”. During 2024, the Executive Committee met two times.

The Audit Committee

The Audit Committee has primary oversight responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent registered public accounting firm, the scope and results of the audit of the financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The Audit Committee is governed by the Audit Committee charter which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”. Current members of this committee are Gary G. White, Chairman, Mark R. Nesselroad, Lacy I. Rice, III, Mary K. Weddle, and P. Clinton Winter. The Audit Committee met four times during 2024. All members of the Audit Committee are independent directors as defined in the NASDAQ listing standards and the SEC rules.

Audit Committee Financial Expert

The Board of Directors has determined that all audit committee members are financially literate under the NASDAQ listing standards. The Board also determined that Mary K. Weddle qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. For the relevant qualifications and experience of Ms. Weddle as an “audit committee financial expert”, please refer the section of this proxy statement entitled “Directors Whose Terms Expire in 2025 and Nominees for Directors.”

The Compensation and Human Capital Committee

The Compensation and Human Capital Committee approves executive officer and director compensation. The Compensation and Human Capital Committee also reviews and provides input with respect to the Company’s human capital strategy to assist in the recruiting and retaining of qualified individuals. The Compensation and Human Capital Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Current members of this committee are P. Clinton Winter, Chairman, Dr. Patrice A. Harris, J. Paul McNamara, Mark R. Nesselroad and Gary G. White. The Compensation and Human Capital Committee met three times during 2024. The Compensation and Human Capital Committee is governed by the Compensation and Human Capital Committee charter which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”.

The Compensation and Human Capital Committee’s primary processes and procedures for consideration and determination of executive compensation as well as any delegation of its authority with respect to compensation decisions can be found in the Compensation Discussion and Analysis section under the headings “Role of Executive Officers and the Committee in Compensation Decisions” and “Overview of Compensation Program.”

The Compensation and Human Capital Committee is also responsible for evaluating the compensation of our directors and recommending changes for consideration by the independent directors of the Board when appropriate. The Compensation and Human Capital Committee uses peer group information when evaluating the compensation of our directors. Compensation for our directors who served on United’s Board of Directors in 2024 can be found in the Director Compensation table on page 65.

The Risk Committee

The Risk Committee provides oversight of the Company’s corporate risk structure and the processes established to identify, measure, manage and monitor United’s significant financial and other risk exposures including capital risk, credit risk, liquidity risk, information security risk, market risk, operational risk, regulatory risk, reputational risk, and strategic risk. In particular, the Risk Committee is responsible for oversight of enterprise risk management, including assessing climate-related risk, customer due diligence, complaint management, legal risk, and fair and responsible banking. The Risk Committee periodically reviews management’s strategies and policies for assessing and managing risk including, but not limited to, the approval of the overall risk appetite, review of the risk management structure. The Risk Committee also reviews capital management activities and make recommendations, as appropriate, to the Board of Directors.

The Risk Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Current members of this committee are Mark R. Nesselroad, Chairman, Charles L. Capito, Jr., Diana Lewis Jackson, J. Paul McNamara and Mary K. Weddle. The Risk Committee met four times during 2024. The Risk Committee is governed by the Risk Committee charter which is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”.

The Governance and Nominating Committee

The purpose of the Governance and Nominating Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement United’s corporate governance policies, approve annual director nominees for and any subsequent changes in the subsidiary bank’s board, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors. The Governance and Nominating Committee is composed entirely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Members of this committee are J. Paul McNamara, Chairman, Dr. Patrice A. Harris, Mark R. Nesselroad, Gary G. White, and P. Clinton Winter. The Governance and Nominating Committee met three times during 2024. The charter for this committee is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”.

Board Selection, Nomination and Composition. Nominations to the Board of Directors by a shareholder may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section is set forth in full below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

In identifying nominees and evaluating and determining whether to nominate a candidate for a position on United’s Board, the Committee considers the criteria outlined in United’s Corporate Governance Policy and Guidelines. United’s Corporate Governance Policy and Guidelines is available on the corporate website under Resources and Governance Documents at “www.ubsi-inc.com”. United regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will consider and review all candidates in the same manner regardless of the source of the recommendation.

Board Qualifications and Experience Matrix. The following chart reflects areas of key qualifications, skills and experience that our Governance and Nominating Committee views as important to our business when evaluating director nominees. Additional information on the business experience and other qualifications of each of our director nominees is included under “Directors Whose Terms Expire in 2025 and Nominees for Directors.” Each director also contributes other important experience, skills, viewpoints, and personal attributes to our Board that are not reflected in the chart below. These attributes, among others, led the Governance and Nominating Committee to recommend the director nominees to the Board.

Knowledge, Skills and Experience
Financial Industry: Experience in banking, investment management or other financial services roles.		✓		✓		✓		✓				✓				✓		✓		✓	✓				✓		✓
C Suite or Similar Leadership: Experience as a CEO, CFO, COO or similar executive role with a public or private company as well as other organizations.		✓		✓				✓		✓		✓		✓		✓		✓		✓	✓		✓		✓		✓		✓
Information Technology/Cybersecurity: Experience with technology strategies, innovation, or data privacy and/or mitigating and managing cybersecurity risk.												✓		✓		✓				✓					✓
Corporate Social Responsibility: Possesses an understanding of issues related to corporate social responsibility, sustainability and the environment.	✓						✓		✓		✓		✓		✓		✓		✓			✓
Human Capital/Compensation: Experience in employee compensation and incentive planning. Ability to attract and retain talent, develop and motivate human capital.	✓		✓		✓		✓				✓		✓		✓		✓		✓					✓		✓
Risk and Controls Management: Possesses the ability to identify, analyze and mitigate various types of risks to a financial institution.	✓				✓						✓				✓				✓					✓				✓
Legal/Regulatory/Political: Knowledge of the laws and regulations applicable to the banking industry and how politics can affect a financial institution.	✓		✓		✓		✓				✓		✓		✓				✓					✓		✓

Knowledge, Skills and Experience
Mergers and Acquisitions: Able to evaluate strategic opportunities or has experience with merger and acquisition transactions.	✓	✓				✓	✓		✓	✓	✓	✓	✓	✓
Finance, Accounting or Auditing: Experience in a finance, accounting or auditing role with an organization or accounting firm. Able to understand and assess financial reporting information.	✓					✓		✓		✓	✓		✓
Strategic Planning: Experience defining and driving strategic direction and growth, managing business operations or implementing operating plans and business strategies.	✓	✓		✓	✓	✓	✓	✓		✓		✓	✓	✓

Retail/Branding/Marketing: Experience building customer relationships, branding an organization or marketing a product or service.	✓	✓	✓		✓	✓		✓		✓		✓	✓

Public Company Board Service: Current (other than on our board) or prior experience serving on a public company board.		✓		✓			✓	✓	✓			✓		✓

Real Estate: Experience developing, investing in, or financing commercial real estate.	✓					✓			✓	✓	✓	✓	✓	✓	✓

Corporate Governance: Understands current corporate governance standards and best practices in public companies or has experience in corporate governance at other organizations.	✓			✓		✓	✓	✓	✓				✓	✓	✓

Board Refreshment. Longer-serving directors have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As such, United’s Board does not believe it should establish term limits. At the same time, the Board recognizes the importance of board refreshment to help ensure an appropriate balance of experience and perspectives on the Board. Since 2020, five new independent Directors have been added to the Board. Dr. Harris was added in 2020, Mr. Capito in 2021, Ms. Lewis Jackson and Mr. Rice in 2022, and Dr. DuMond in 2024. To promote board refreshment, United’s Corporate Governance Policy and Guidelines states that the retirement of a director should normally occur at the end of the term in which he or she becomes 75 years of age.

In accordance with Article III, Section 2 of the Restated Bylaws of United, directors shall be elected at each annual meeting of the shareholders, or any adjournment thereof, to serve until the next annual meeting of the shareholders or until their offices shall be declared vacant, or until their successors are elected and qualified; provided, however, that the directors at any duly called meeting, without shareholder approval, may elect, during any calendar year, directors for any vacancies who shall serve until the next annual meeting of shareholders or until their successors are elected and qualified; and provided, further, that at any time during the year the directors may enlarge the number of directors and may fill those vacancies or may decrease the number of directors but no such decrease shall have the effect of shortening or terminating the term of any incumbent director.

Annual Performance Evaluation. The Board of Directors conducts an annual self-evaluation to determine whether it and its Committees are functioning effectively. The Governance and Nominating Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This assessment is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to the Company and on areas in which the Board or management believes that the Board could improve.

Board Resignation Situations. It is the policy of the Board of Directors that if a nominee for director who is an incumbent director does not receive a majority of the votes cast in an uncontested election or at any meeting for the election of directors at which a quorum is present, the director shall promptly tender his or her resignation to the Board of Directors. The Board’s Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the Restated Bylaws. In addition, those individual Directors who change their principal occupation, position, or responsibility they held when they were elected to the Board should submit their resignation from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Governance and Nominating Committee, to review the continued appropriateness of Board membership under the circumstances.

Minimum Stock Ownership Requirements

The following is a summary of the minimum stock ownership requirements for outside directors and executive officers:

•  Outside directors must beneficially own at least 5,000 shares of the Company’s common stock and options;

•  The Chief Executive Officer must beneficially own at least six times (6x) his or her base salary in shares of the Company’s common stock and options; and

•  The named executive officers (not including the Chief Executive Officer) must beneficially own at least three times (3x) his or her salary in shares of the Company’s common stock and options.

Anti-Hedging and Pledging Policy

At a meeting held on February 23, 2015, the Board approved a policy whereby the outside directors and the executive officers of United are prohibited from hedging their ownership of United stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to United stock.

The policy also prohibits members of the Board and named executive officers from, directly or indirectly, pledging the Company’s equity securities. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interests, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include either the involuntary imposition of liens, such as tax liens arising from legal proceedings, or customary purchase and sale agreements, such as Rule 10b5-1 plans. All existing pledging arrangements in effect as of February 23, 2015 were grandfathered. Any exceptions to this policy must be approved by the Chairman of the Governance and Nominating Committee and the Chief Executive Officer. As of March 3, 2025, the number of shares pledged by Board members and the named executive officers was 0.15% of the common shares outstanding. Over the last five years, the aggregate number of shares pledged has not exceeded 1% of common shares outstanding.

Related Party Transactions

Policies and Procedures. The Board of Directors has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate families, or shareholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related person transactions must be approved by the Audit Committee of the Board (the “Committee”). At each calendar year’s first regularly scheduled Committee meeting, management recommends related person transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee approves or disapproves such transactions, and at each subsequently scheduled meeting, management will update the Committee as to any material change to proposed transactions.

The Committee will consider all of the relevant facts and circumstances available to the Committee, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and whether the transaction violates any requirements of the Company’s financing agreements.

In the event management recommends any further related person transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management will make all reasonable efforts to cancel or annul such transaction.

All related party transactions since January 1, 2024, which were required to be reported in this proxy statement, were approved by the Committee in accordance with United’s Related Party Transaction Policy.

Description of Related Person Transactions. United’s banking subsidiary has had, and expects to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions, which at times involved loans in excess of $120,000, were in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with persons not related to United and did not involve more than the normal risk of collectability or present other unfavorable features. United’s subsidiary bank is subject to federal statutes and regulations governing loans to officers and directors and loans extended to officers and directors are in compliance with such laws and are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

In addition to the normal banking transactions described above, the Company entered into an agreement with Action Facilities Management, Inc. to provide unarmed security guard services at two locations for the Company’s subsidiary bank. Diana Lewis Jackson, a Director of the Company, is the President and majority owner of Action Facilities Management, Inc. Fees paid to Action Facilities Management, Inc. for such services were $360,050 in 2024, which were less than 5% of Action Facilities Management, Inc.’s revenues for 2024.

Also, the Company intends to make a $5 million Community Reinvestment Act investment in FCP Housing Preservation Fund, L.P., a limited partnership that invests primarily in regulated and unregulated multifamily communities in which the majority of residents earn below 80% of area median income (the “Fund”). Lacy I. Rice, III owns approximately 33.29% of an entity that owns 80% of the manager of the Fund.

Executive Officers

Set forth below are the executive officers of United and their principal occupation for the past five years.

Name	Age (1)	Present Position	Principal Occupation and Banking Experience During the Last Five Years

Richard M. Adams	78	Executive Chairman since 2022 – United; Chairman of the Board – United Bank, a subsidiary of United	Executive Chairman – United; Chairman of the Board – United Bank; Chairman of the Board & Chief Executive Officer – United

Richard M. Adams, Jr.	56	Chief Executive Officer since 2022 – United; Vice Chairman – United Bank	Chief Executive Officer – United; Vice Chairman – United Bank; President – United

James J. Consagra, Jr.	64	President since 2022 – United; Chief Executive Officer – United Bank	President – United; Chief Executive Officer – United Bank; Chief Operating Officer – United; Executive Vice-President – United

Ross M. Draber	37	Chief Operating Officer since 2022 – United; Executive Vice-President since 2022 – United	Chief Operating Officer – United; Executive Vice-President – United; Chief Administration Officer – United; Chief Operating Officer – United Bank

Douglas B. Ernest	60	Chief Credit Officer since 2015 – United; Executive Vice-President since 2014 – United; Executive Vice-President – United Bank	Chief Credit Officer & Executive Vice-President – United; Executive Vice President – United Bank

Name	Age (1)	Present Position	Principal Occupation and Banking Experience During the Last Five Years

Julie R. Gurtis	62	Executive Vice-President – United since 2022; President – United Bank	Executive Vice-President – United; President – United Bank; Chief Commercial Banking Officer – United Bank

Matthew L. Humphrey	45	Executive Vice-President – United since 2022; Head of Wealth Management since 2022; Chief Executive Officer & President of United Brokerage Services, Inc., an indirect subsidiary of United	Executive Vice-President – United; Head of Wealth Management – United; Chief Executive Officer & President of United Brokerage Services, Inc.

Henry M. Kayes, Jr.	57	Executive Vice-President – United since 2023; Chief Banking Officer – United since December of 2024	Executive Vice-President – United; Chief Banking Officer – United; Chief Operating Officer – United Bank; Regional President – United Bank

Charles J. Mildren	53	Executive Vice-President – United since 2022; Chief Consumer Lending Officer – United since December of 2024; President of United Title Company, a subsidiary of United Bank	Executive Vice-President – United; Chief Consumer Lending Officer – United; Chief Consumer Banking Officer – United; President of United Title Company

Michael Proctor	41	Executive Vice-President – United since 2022; Chief Commercial Lending Officer – United since December of 2024	Executive Vice-President – United; Chief Commercial Lending Officer – United; Chief Commercial Banking Officer – United

Anna J. Schultheis	65	Executive Vice-President – United since 2022; Corporate Secretary & Secretary to the Board – United since 2010	Executive Vice-President – United; Corporate Secretary & Secretary to the Board – United

Ami L. Shaver	53	Executive Vice-President – United since 2022; Chief Human Resources Officer – United since December of 2024	Executive Vice-President – United; Chief Human Resources Officer– United; Head of Human Resources – United; Director of Retail Sales & Service – United Bank

W. Mark Tatterson	49	Chief Financial Officer and Treasurer since 2015 – United; Executive Vice-President since 2011 – United; Chief Financial Officer – United Bank	Chief Financial Officer, Treasurer & Executive Vice-President – United; Chief Financial Officer – United Bank

Darren K. Williams	52	Chief Risk and Information Officer since 2020 – United; Executive Vice-President since 2014 – United; Executive Vice-President – United Bank	Chief Risk and Information Officer & Executive Vice-President – United; Chief Risk Officer – United; Executive Vice-President – United Bank

Footnotes:

(1)	Age is as of the record date of March 6, 2025.

Family Relationships

Richard M. Adams and Richard M. Adams, Jr. are father and son.

CORPORATE RESPONSIBILITY

The core elements of a successful corporate responsibility program – strong risk management, providing excellence in service to our stakeholders, and planning for long-term sustainability – are at the core of what United and its leadership do every day. The Board of Directors has ultimate oversight of the Company’s corporate responsibility strategy. The Board has tasked the Governance & Nominating Committee with monitoring the Company’s progress and efforts. The Board Risk Committee has oversight of items that are incorporated within the enterprise risk management program. Executive management sets strategy, priorities, and the pace of program advancement. For further information on our corporate responsibility program and disclosures, please see our website. The corporate responsibility and other information posted on our web site is not part of or incorporated by reference into this Proxy Statement.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by United’s shareholders, United’s Audit Committee has selected Ernst & Young LLP (“Ernst & Young”), Charleston, West Virginia as the independent registered public accounting firm for United to audit the consolidated financial statements of United and its subsidiaries for the fiscal year ending December 31, 2025. Ernst & Young has audited the financial statements of United and its subsidiaries since 1986.

Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Shareholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection, the Audit Committee will reconsider its determination to retain Ernst & Young as the Company’s independent registered public accounting firm, but may elect to continue to retain Ernst & Young. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee and the Board of Directors recommend a vote “FOR” the ratification of

Ernst & Young as the independent registered accounting firm for United.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee reviews United’s financial reporting process on behalf of the Board of Directors and is responsible for the appointment, compensation and oversight of the external auditor. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the 2024 consolidated financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with them their independence from the Company and its management. The Audit Committee determined that all services provided to the Company by the independent registered public accounting firm, including non-audit services, are compatible with the auditors’ independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting be included in United’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

No member of the Audit Committee is a former or current officer or employee of United.

Audit Committee

Gary G. White, Chairman	Mary K. Weddle
Mark R. Nesselroad	P. Clinton Winter
Lacy I. Rice, III

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. During 2024 and 2023, all services related to the audit, audit-related and tax fees described below provided by Ernst & Young were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees Information

Audit Fees. Fees for audit services were $1,765,000 in 2024 and $1,731,000 in 2023, including fees associated with the annual audit, the reviews of United’s quarterly reports on Form 10-Q and annual report on Form 10-K, and required statutory audits as well as the audit of management’s assertion on the effectiveness of internal control over financial reporting.

Audit-Related Fees. Fees for audit-related services were $230,000 in 2024 and $303,625 in 2023. Audit-related services principally include audits of certain subsidiaries, employee benefit plans, and other attest services not classified as audit.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning were $469,711 in 2024 and $274,703 in 2023.

PROPOSAL 3: APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF UNITED’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, shareholders will be asked to provide their support with respect to the compensation of United’s named executive officers by voting on an advisory, nonbinding resolution.

The executive officers named in the summary compensation table set forth in this proxy statement and deemed to be United’s “named executive officers” are Richard M. Adams, Richard M. Adams, Jr., James J. Consagra, Jr., W. Mark Tatterson and Darren K. Williams.

Shareholders are urged to read the compensation information on the following pages of this proxy statement which discusses the compensation policies and procedures with respect to United’s named executive officers and vote on the following advisory, nonbinding resolution.

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to United’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

As detailed in the Compensation Discussion and Analysis beginning below, United’s compensation for its named executive officers is in line with its peer group identified on page 34 (“Proxy Peer Group”) while United’s financial performance continues to be superior to its Proxy Peer Group’s financial performance. In addition, United’s Compensation and Human Capital Committee has reviewed the Company’s compensation policies and believes that United’s policies do not promote unnecessary risk-taking nor are they reasonably likely to have a material adverse effect on the Company.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is nonbinding on the Board of Directors. Although nonbinding, the Board of Directors and the Compensation and Human Capital Committee value constructive dialogue on executive compensation and other important governance topics with shareholders and encourage all shareholders to vote their shares on this matter. The Board of Directors and the Compensation and Human Capital Committee will review the voting results and take them into consideration when making future decisions regarding United’s executive compensation programs.

United is currently conducting the “say-on-pay” advisory vote on an annual basis. The next “say-on-pay” advisory vote is scheduled for the 2026 Annual Meeting of Shareholders.

The Board of Directors and Compensation and Human Capital Committee recommend a vote “FOR” the nonbinding resolution to approve the compensation of United’s named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Named Executive Officers (“NEOs”)

The Company’s NEOs for 2024 include the Chief Executive Officer, the Chief Financial Officer, and our next three most highly compensated executive officers, other than anyone who served as Chief Executive Officer or the Chief Financial Officer during the year. Our NEOs are summarized in the table below:

Executive	Title	Years at United
Richard M. Adams	Executive Chairman	55
Richard M. Adams, Jr.	Chief Executive Officer	30
James J. Consagra, Jr.	President	27
W. Mark Tatterson	Chief Financial Officer and Treasurer	27
Darren K. Williams	Chief Risk and Information Officer	14

UBSI 2024 Performance

United continues to be one of the best-performing regional banking companies in the nation based on our consistent earnings performance, solid asset quality, and strong capital position. Key accomplishments for 2024 included:

•	Achieved Diluted Earnings Per Share of $2.75, exceeding both budget and consensus street estimates

•

Outperformed United’s Proxy Peer Group with reported Return on Average Assets (ROAA) of 1.26%, compared to the Proxy Peer Group’s average ROAA of 1.01% and median ROAA of 1.02%, ranking United’s ROAA in the 88th percentile

•	Net Interest Margin (FTE) remained solid at 3.49% versus its peer average of 3.29%

•	Maintain strong expense control with an efficiency ratio of 52.67%

•

Continued to be well-capitalized based on all regulatory guidelines, with capital ratios well in excess of the regulatory requirements: a Risk-Based Capital Ratio of 16.5%, a Common Equity Tier 1 Capital Ratio of 14.1%, a Tier 1 Capital Ratio of 14.1%, and a Leverage Ratio of 11.9%

•	Asset Quality remained sound, with Non-Performing Assets to Total Assets at 0.25%, and ranked in the 82nd percentile of the Proxy Peer Group

•	Achieved the #1 deposit position in the state of West Virginia based on the FDIC’s annual Summary of Deposits for 2024

•	Increased the dividend to shareholders for the 51st consecutive year, from $1.45 to $1.48 per share, a record only one other major banking company in the United States has achieved

•	Announced United’s 34th acquisition of Atlanta-based Piedmont Bancorp, Inc. in May 2024

➢

At closing, Piedmont had total assets of approximately $2.4 billion, total loans of approximately $2.1 billion, total liabilities of approximately $2.2 billion, total deposits of approximately $2.1 billion, and total shareholders’ equity of approximately $202 million

•	The Piedmont acquisition expanded United’s footprint in the Southeast markets in Greater Atlanta Area – 6th largest MSA by Population in US and Ranks #1 in United’s footprint

➢	Received Regulatory Approval in November 2024

➢	Closed the acquisition on January 10, 2025

•	United continues to be recognized as one of the most trustworthy banks in America by Newsweek, ranking in the top four for the third consecutive year

•	Continued to enhance our corporate responsibility initiatives, including enhancing our employee development program

•	Named a Best Company to Work for by U.S. News & World Report for 2024 – 2025

•	Continued our commitment of providing financial services to historically underserved communities

•	Helped over 423 qualified homebuyers achieve their dream of homeownership through a collective $3.7 million of down payment and closing cost assistance

•

Swiftly responded to Hurricane Helene with flexible product modifications, fee waivers, a company-wide product drive resulting in several trucks of critically needed response items, and donations to nonprofits on the frontline

•	Continued our position as the community bank of the nation’s capital, with the #1 deposit position share of all community banks in the Washington, D.C. MSA

•	Member of the Dow Jones U.S. Dividend Select Index, S&P High Yield Dividends Aristocrats Index, and the NASDAQ US Dividend Achiever 50 Index

•	Ensured Executive Leadership continuity through the expansion and enhancement of our Management Development and Succession Program as well as our Leadership Development Program

•	Continued to build and invest in our Enterprise Risk Management Program, Data Platform, and Digitalization and Banking Technology efforts

Philosophy of Compensation Program

The Company’s philosophy is to ensure that the total compensation paid to its employees is fair, reasonable, and competitive, maintains a balance between risk and reward, and is aligned with the best interests of our shareholders. The Compensation and Human Capital Committee (the “Committee”) monitors the Company’s risk profile and risk management process to ensure that the Company’s compensation policies do not promote unnecessary and excessive risks that may threaten the value of the Company. After reviewing the various design features that influence compensation, the Committee determined that the Company’s internal control structures are appropriate for maintaining the Company’s risk profile within acceptable limits and ensuring that incentives do not encourage excessive risk taking.

In recent years, the Committee has been directing a shift in the mix of the Company’s executive compensation toward incentive compensation. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Committee continued this emphasis in 2024. The Company links compensation with the achievement of performance goals. Compensation is based on corporate performance, individual performance, and an individual’s level of responsibility. The Committee believes that discretion, flexibility, and judgment are important to its ability to deliver appropriate incentive compensation. The Company provides a mix of cash, equity-based compensation, and other non-cash compensation to align executive management’s interest with those of the shareholders and the Company, over both near-term and long-term performance horizons.

“Say-on-Pay” Results

At our 2024 Annual Meeting of Shareholders, our shareholders were given the opportunity to provide feedback to the Committee in the form of a nonbinding advisory vote on the Company’s executive compensation program, commonly referred to as a “Say-on-Pay” vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with 97.58% of the votes cast in favor of the “Say-on-Pay” resolution approving the compensation of the named executive officers for the 2023 fiscal year. Even though the result of the “Say-on-Pay” vote is nonbinding, the Board of Directors and Committee value the opinions that shareholders express in their votes and will continue to consider the outcome of the vote when making future executive compensation decisions.

Additionally, when determining how often to hold an advisory vote on executive compensation, the Board considered the strong preference for an annual vote expressed by our shareholders at our 2023 Annual Meeting. Accordingly, the Board determined that we would hold an annual advisory shareholder vote on the compensation of our named executive officers until the next “Say-on-Pay” frequency vote.

Role of Executive Officers and the Committee in Compensation Decisions

As provided in its charter, the Committee has the authority to determine all compensation components for the named executive officers and to approve equity awards to other officers of the Company. The Committee met in February 2024 to discuss the annual evaluation process; to analyze peer data as it relates to executive compensation; to act on compensation issues for the named executive officers for 2024 and cash incentive awards for performance during 2023; to review consultant’s calculations related to the CEO Pay Ratio; to review and determine the Proxy Peer Group; to review and approve the Company’s long-term incentive compensation; and to review Board compensation. The Committee also met in July 2024 to review the results of the shareholder vote related to “Say-on-Pay” from the 2024 Annual Meeting of Shareholders and discuss the proxy advisory service reports. In addition, the Committee met in November 2024 to review the Annual Incentive Compensation Risk Assessment and to review the Company’s Management Succession and Development Plan. Prior to the February 2024 Committee Meeting, the Chairman of the Company’s Compensation Committee and Richard M. Adams, the Executive Chairman, met to review the performance of the Company, the CEO’s performance, the performance of the other named executive officers, and the CEO’s recommendations as to the compensation of each named executive officer. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual award amounts, were presented to the Committee. The Committee, without the CEO present, annually reviews the CEO’s performance and reaches a recommendation as to his compensation.

The Committee considered compensation information for the Proxy Peer Group gathered from documents filed with the SEC and publicly available executive compensation surveys. Each year, the Committee also reviews a summary of total compensation for each named executive officer, including base salary, annual cash incentive award, stock award, stock option awards, change in pension benefit value, change in non-qualified deferred compensation earnings, and other compensation. While the Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our CEO and that of any other named executive officer. In addition, accrued pension and amounts realized or realizable under previously granted equity-based awards did not influence the Committee’s decisions.

Overview of Compensation Program

The Company’s executive compensation program is designed to:

•	Attract and retain executive officers by paying them competitively, motivating them to contribute to the Company’s success, and rewarding them for their performance.

•	Link a substantial part of each executive officer’s compensation to both Company and individual performance.

•	Align executive officers and shareholder interests. Discourage excessive risk-taking by executive officers.

2024 Executive Compensation Components

For the fiscal year ended December 31, 2024, the principal components of compensation for named executive officers were:

•	Salary

•	Annual cash incentive compensation

•	Long-term incentive equity-based compensation

•	Retirement and other benefits

2024 Target Pay Performance Mix

The Committee aims to establish the appropriate balance between fixed and performance-based compensation as well as between its annual incentive and long-term incentive compensation. The following charts display the target pay mix of total compensation in 2024 for the CEO and the average of the other four NEOs.

CEO Target Pay Mix 2024

22%
28%
30%
20%
58%
Performance-
Based
“AT RISK”

- Base Salary
- Annual Incentive Compensation
- LTI Compensation Performance-Based
- LTI Compensation Time Vested

Other NEOs Target Pay Mix 2024

30%
25%
27%
18%
52%
Performance-
Based
“AT RISK”

- Base Salary
- Annual Incentive Compensation
- LTI Compensation Performance-Based
- LTI Compensation Time Vested

Role of Consultants and Advisors

Periodically, the Committee retains the services of nationally recognized compensation consulting firms to provide independent advice on compensation matters and to review the Company’s compensation program for all executive officers. The Committee has the authority to retain and terminate any compensation consultant that assists its compensation analysis. In 2024, the Committee engaged Aon’s Human Capital Solutions Practice, a division of Aon plc (“Aon”) as an independent compensation consultant. The Committee reviews comparative compensation data from independent compensation consultants’ reports, management, proxy statements, and other public disclosures providing insight on industry compensation programs and designs. In February 2024, Aon was asked to review executive compensation compared to peers and to recommend any applicable market-based adjustments to the annual and long-term incentive targets of the named executive officers. In 2024, the Committee retained Aon to discuss the expiration of the 2020 LTI Plan and make recommendations on a new equity incentive plan design.

Proxy Peer Group

At the meeting held in February 2024, the Committee reviewed and amended the Company’s Proxy Peer Group. This Proxy Peer Group represented a market capitalization range of $2.4 billion to $7.0 billion and had an average market capitalization of $4.5 billion compared to United’s market capitalization of $4.8 billion as of early February 2024 at the time the peer group was reviewed and approved.

In determining executive compensation for 2024, the Committee utilized the Proxy Peer Group, which included the following 17 companies:

2024 PROXY PEER GROUP
Peer	State	Peer	State
Associated Banc-Corp (ASB)	Wisconsin	Hancock Whitney Corporation (HWC)	Mississippi
Atlantic Union Bankshares Corp. (AUB)	Virginia	Old National Bancorp (ONB)	Indiana
Bank OZK (OZK)	Arkansas	Pinnacle Financial Partners, Inc. (PNFP)	Tennessee
Bank United, Inc. (BKU)	Florida	Simmons First National Corporation (SFNC)	Arkansas
Cadence Bank (CADE)	Mississippi	SouthState Corporation (SSB)	Florida
Columbia Banking System (COLB)	Washington	UMB Financial Corporation (UMBF)	Missouri
Cullen/Frost Bankers Inc. (CFR)	Texas	United Community Banks, Inc. (UCB)	Georgia
F.N.B. Corporation (FNB)	Pennsylvania	Wintrust Financial Corporation (WTFC)	Illinois
Fulton Financial Corp. (FULT)	Pennsylvania

Salaries

Salaries of the named executive officers are reviewed on an annual basis. In setting the salaries of the named executive officers, the Committee seeks to provide market competitive salaries, considering salaries paid by the Proxy Peer Group to executive officers holding equivalent positions, the information contained in the consultant’s executive compensation reports, corporate performance, individual performance, and an individual’s level of responsibility.

At its meeting held on February 22, 2024, the Committee decided to increase the base salaries for the named executive officers, as is reflected in the following table based on a review of market data for comparable executives included in the Aon analysis. These base salary increases were effective on June 1, 2024.

Named Executive Officer	Title	2023 Base Salary	2024 Base Salary	% Increase
Richard M. Adams	Executive Chairman	$1,349,837	$1,397,081	3.50%
Richard M. Adams, Jr.	Chief Executive Officer	$1,000,000	$1,100,000	10.00%
James J. Consagra, Jr.	President	$900,000	$1,000,000	11.11%
W. Mark Tatterson	Chief Financial Officer and Treasurer	$650,000	$682,500	5.00%
Darren K. Williams	Chief Risk and Information Officer	$478,067	$501,970	5.00%

Annual Incentive Plan

The purpose of the Company’s Annual Incentive Plan (“AIP”) is to motivate and reward executives for their contributions to the Company’s performance by making a portion of their annual cash compensation variable and dependent upon the Company’s performance.

Award Opportunity

Named executive officers are eligible for award opportunities based upon a percentage of base salary. Actual awards can range from 0% to the percentage set forth under “Maximum” in the “Cash Incentive Range” column of the table below, depending upon the corporate performance relative to the AIP compensation goals. The Committee established the target awards for 2024 based in part on the market data for comparable executives included in the Aon analysis and individual performance considerations. Performance between each performance level is interpolated on a straight-line basis. The following table represents the potential award opportunity levels expressed as a percentage of base salary for each named executive officer of United for 2024.

Named Executive Officer	2024 Target Cash Incentive (% of Base Salary)	2024 Target Cash Incentive	2024 Cash Incentive Range (Threshold to Maximum, % of Base Salary)
Richard M. Adams	75%	$1,047,811	37.5% to 120%
Richard M. Adams, Jr.	125%	$1,375,000	62.5% to 200%
James J. Consagra, Jr.	100%	$1,000,000	50% to 160%
W. Mark Tatterson	80%	$ 546,000	40% to 120%
Darren K. Williams	75%	$ 376,478	37.5% to 100%

Performance Measures and Goals

The Committee determines performance measures and goals for the AIP each year and approves the awards of AIP compensation based on the Company’s performance against the metrics. The Committee received and considered the information provided by Aon in the design of the 2024 AIP compensation framework. The Committee considered 2024 AIP performance metrics designed to align how management, shareholders, and banking regulators assess the Company’s financial performance. The Committee determined that the following measures would focus executives on objectives that would benefit the Company and shareholders:

•	Earnings Per Share. Earnings Per Share is the ratio of after-tax earnings to average diluted shares and is a common metric used by investors to evaluate the profitability of a company.

•

Return on Average Assets. Return on Average Assets (“ROAA”) is defined as the ratio of after-tax earnings to average total assets and allows investors to evaluate banks by their asset size, with loans and investment securities making up the largest components of the assets.

•

Non-Performing Assets Ratio. Non-Performing Assets Ratio is the ratio of the sum of loans 90 days past due, non-accrual loans, restructured loans, and other real estate owned (“OREO”) to the sum of total assets, which gives investors and regulators an evaluation of a company’s asset quality, allowing them to determine if management is taking excessive risks.

The table below summarizes the 2024 performance measures and goals approved by the Committee for the named executive officers. The Committee determined the absolute and peer relative goals and weightings based on a variety of factors, including the Company’s internal budget and consensus external street estimates. The Company’s actual 2024 performance results are also depicted in the table below. Performance between each performance level is interpolated on a straight-line basis.

Performance Measure	Weight	Threshold	Target	Maximum	Actual | Relative Results	Level of Achievement
Earnings Per Share	40%	$2.39	$2.65	$2.92	$2.75	Between Target and Maximum
Return on Average Assets	40%	25th Percentile	50th Percentile	75th Percentile	88th Percentile	Maximum
Non-Performing Assets Ratio	20%	25th Percentile	50th Percentile	75th Percentile	82nd Percentile	Maximum

The AIP includes a feature that allows the Committee to adjust, in its discretion, the award that would otherwise be determined by rigid computation of the formula in the AIP. This feature was not used in determining the 2024 annual cash incentive.

2024 AIP Awards

The following table displays the actual annual incentive awards paid to each named executive officer based on overall 2024 performance.

Named Executive Officer	AIP Actual Payout (% of Target)	AIP Actual Payout Incentive ($)
Richard M. Adams	145%	$1,518,161
Richard M. Adams, Jr.	145%	$1,992,222
James J. Consagra, Jr.	145%	$1,448,889
W. Mark Tatterson	137%	$ 750,244
Darren K. Williams	125%	$ 470,364

Chief Executive Officer Performance Evaluation

The CEO received an overall excellent performance rating from the Committee for 2024. During his second full year of leadership as CEO, United achieved diluted earnings per share of $2.75, exceeding both budget and consensus street estimates. The Company’s net interest margin remained solid at 3.49% vs. our proxy peer group average of 3.29%. The Company maintained strong expense control and asset quality remained sound with a nonperforming assets ratio of 0.25%, ranking in the 82nd percentile of the Proxy Peer Group. The Company achieved the #1 deposit position in the State of West Virginia based on the FDIC’s annual deposit summary for 2024. The Company increased the dividend to shareholders for the 51st consecutive year. United is one of only two major banking companies in the nation to have achieved such a record. This achievement is evidence of United’s consistent profitability, solid asset quality, and sound capital position.

On May 10, 2024, the Company announced its 34th acquisition of Atlanta based Piedmont Bancorp Inc., a $2.4 billion asset bank which expands the Company’s presence in the Southeast and Greater Atlanta Area. The Company also outperformed United’s Proxy Peer Group with reported Return on Average Assets (“ROAA”) of 1.26%, compared to the Proxy Peer Group’s average ROAA of 1.01% and median ROAA of 1.02%, ranking United’s ROAA in the 88th percentile. The Company also continued to be ranked as one of the most trustworthy banks in America by Newsweek (#1 in 2023, #2 in 2022, #4 in 2024). The Company also continued its position as the community bank of the nation’s capital, with the #1 deposit position of all community banks in the Washington, D.C. MSA.

Long-Term Incentive Compensation

United believes that a substantial portion of an executive’s pay should be granted in long-term incentive compensation and should align executive interests with those of shareholders through a combination of performance-based and time-based equity. Additionally, the Committee believes long-term incentive awards are a key component of market-competitive total compensation and serve to attract and retain key executives while linking a substantial portion of their pay to the attainment of preset goals.

Long-Term Incentive Compensation Targets

The Committee determines annual long-term incentive awards for the named executive officers based on several factors, including the level of responsibility within the organization, the individual’s contribution toward performance goals, and peer group data. The Committee set 2024 target long-term incentive award opportunities based on a review of market data for comparable executives included in the Aon analysis.

The Committee set the following 2024 targets for each of the NEOs:

Named Executive Officer	2024 Target Long-Term Incentive (% of Base Salary)	2024 Target Long-Term Incentive
Richard M. Adams	165%	$2,227,231
Richard M. Adams, Jr.	250%	$2,500,000
James J. Consagra, Jr.	180%	$1,620,000
W. Mark Tatterson	165%	$1,072,500
Darren K. Williams	100%	$ 478,067

Long-Term Incentive Compensation Design

Long-term incentive awards are a mix of time-based and performance-based restricted stock units (“RSUs”). Time-based units vest ratably over three years from the date of grant. Performance-based restricted stock units cliff-vest after assessment of company performance over a period of three years. Both the time-based and performance-based restricted stock units are subject to a one-year post-vest holding period. The number of performance-based restricted stock units that vest is determined by two metrics measured relative to peers: Return on Average Tangible Common Equity (“ROATCE”) and Total Shareholder Return (“TSR”). The Committee believes that these two measures provide balance and are consistent with market trends and current shareholder preferences. The goals were chosen to avoid overlap with the goals used in the Company’s Annual Incentive Plan. The Committee further believes that the three-year averaging period for ROATCE and a three-year TSR performance period create multi-year linked performance goals.

Award Type	Weight	Vesting Based On	Vesting Schedule
Performance-Based RSUs	60%	3-year relative TSR and ROATCE performance	100% vest in 2027
RSUs	40%	Continued service with the Company	33% vest in 2025, 2026, 2027

The performance measures associated with the performance-based awards are set forth in the table below. There will be no payout of the performance-based awards if the threshold performance is not achieved for that metric. Performance between each performance level is interpolated on a straight-line basis.

Performance-Based RSU Measure	Weight	Measurement	Threshold	Target	Maximum
TSR (3-Year) (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile
ROATCE (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile
Payout as a % of Target			50%	100%	150%

2024 Long-Term Incentive Awards

The Committee determined awards for long-term incentives granted in 2024 at target for each Named Executive Officer. The table below displays the breakdown between performance vested and time vested awards for each NEO.

Named Executive Officer | Position	Time-Based (40% of Award) (1)	Performance-Based (60% of Award) (1)
Richard M. Adams, Executive Chairman	$ 890,892	$1,336,338
Richard M. Adams, Jr., Chief Executive Officer	$1,000,000	$1,500,000
James J. Consagra, Jr., President	$ 648,000	$ 972,000
W. Mark Tatterson, Chief Financial Officer, and Treasurer	$ 429,000	$ 643,500
Darren K. Williams, Chief Risk and Information Officer	$ 191,227	$ 286,840

Footnote:

(1)

The dollar amounts for the awards of restricted stock units shown in the above table were determined using the grant date closing stock price of $34.36 for both the time-based and performance-based restricted stock units. The dollar amounts for the awards of restricted stock units shown in the Summary Compensation Table and the Grants of Plan Based Awards table were determined pursuant to FASB ASC Topic 718 which takes into account the probable outcome of the market-based condition restricted stock units using a monte carlo simulation model fair value.

The following table also displays the potential long-term incentive awards on a share basis for both the time vested and performance vested allocations. The performance vested awards listed below reflect the potential awards, based on the Company’s performance, on a share basis under multiple scenarios: “Below Threshold,” “At Threshold,” “At Target” and “Maximum.”

	Time-Based RSUs	Performance-Based RSUs

Named Executive Officer	# of Shares	Below Threshold (# of Shares)	Threshold (# of Shares)	Target (# of Shares)	Maximum (# of Shares)
Richard M. Adams	25,928	0	19,446	38,892	58,338
Richard M. Adams, Jr.	29,104	0	21,828	43,655	65,482
James J. Consagra, Jr.	18,859	0	14,144	28,289	42,434
W. Mark Tatterson	12,486	0	9,364	18,728	28,092
Darren K. Williams	5,565	0	4,174	8,348	12,522

2022 Long-Term Incentive Payouts

The following table outlines the performance metrics for the performance-based restricted stock units granted to the NEOs in February 2022, which are measured over a three-year period from fiscal year 2022 through 2024. Performance between each performance level is interpolated on a straight-line basis. The table also summarizes United’s performance relative to these goals over the measurement period and the performance level achieved.

Goal	Weight	Measurement	Threshold	Target	Maximum	Percentile Rank	Payout Percentage as (% of Target)
TSR (3-Year) (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile	69th Percentile	138%
ROATCE (Average of 3 Years)	50%	Relative	25th Percentile	50th Percentile	75th Percentile	28th Percentile	56%
Payout as a % of Target			50%	100%	150%		97%
Performance Level – Achieved				“Between Threshold and Target”

The following table summarizes the shares of common stock earned from the grant of performance-based restricted stock units relative to target. The blended performance level achieved was between “threshold” and “target.”

Named Executive Officer	Performance-Based 2022 Awards
	Target (# of Shares)	Earned (# of Shares)

Richard M. Adams	30,976	30,016

Richard M. Adams, Jr.	12,304	11,923

James J. Consagra, Jr.	12,304	11,923

W. Mark Tatterson	10,193	9,877

Darren K. Williams	6,583	6,379

Other Compensation and Benefits

The Company provides other benefits to executive officers as well as all full-time employees. These benefits include the opportunity to participate in a Qualified Savings and Stock Investment 401K plan, medical and dental insurance plans, company-paid group life and long-term disability plans, and paid time off.

The Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a named executive officer in being productive and focused on his duties, and which the Committee believes are reasonable and consistent with the Company’s overall compensation program. The Committee periodically reviews the personal benefits provided to the named executive officers.

Retirement Benefits

United has a defined benefit retirement plan covering substantially all employees hired prior to October 1, 2007. Employees who meet the minimum age requirement, work at least 1,000 hours per year, and were hired prior to October 1, 2007, are covered under the United Bankshares, Inc. Pension Plan (the “Pension Plan”). The cost of the Pension Plan is fully funded by the Company. Employees hired or rehired on or after October 1, 2007, are not eligible to participate in this Pension Plan. The Pension Plan benefit is based on years of service and average salary. Maximum salary levels are set each year based on Internal Revenue Service regulations and are generally less than the average salary of the named executive officers. These maximum levels limit the qualified pension benefit payout available to named executive officers’ percentage of current base pay.

To provide funding for the IRS limitation on tax-qualified pension plan benefits, United provides Supplemental Executive Retirement Plan (“SERP”) agreements to the named executive officers. SERP agreements have been historically provided to executives in the banking industry, and the Company considers them a necessary element of a competitive compensation package.

Non-Qualified Deferred Compensation

The named executive officers, in addition to certain other executives, are eligible to participate in the Company’s Non-Qualified Retirement and Savings Plan. Under the Non-Qualified Retirement and Savings Plan, eligible employees can defer up to 100% of their cash compensation in excess of the limits prescribed by the Internal Revenue Service. The Company does not match or supplement executive contributions to this Plan.

The Non-Qualified Retirement and Savings Plan is discussed in further detail under the heading “Non-Qualified Deferred Compensation” on page 50.

Employment Agreements

The Company’s Executive Chairman, Richard M. Adams, has an employment agreement with the Company. See the description of Mr. Adams’ Employment Agreement under the heading “Employment Contracts of Named Executive Officers” on page 47.

In deciding to enter into an Employment Agreement with Mr. Adams and in deciding to extend the term of Mr. Adams’ Employment Agreement, the Company considered the following factors: the Company’s consistent long-term success in attaining its performance goals under Mr. Adams’ leadership; Mr. Adams’ 55 years of service to the Company; and the growth of the Company from a single office $100 million bank to a $32 billion regional bank holding company, successfully negotiating, executing and closing 34 acquisitions during his administration. During Mr. Adams’ 46-year tenure as Chief Executive Officer, he presided over various economic and credit cycles, including the Great Recession, all while continuing to create substantial long-term returns to the Company’s shareholders. The Company has increased its dividend to shareholders for 51 consecutive years, a record only one other major banking company in the United States has achieved. During Mr. Adams’ tenure as CEO, the Company increased its dividend to shareholders for 46 consecutive years. If you had invested $100,000 at the start of this administration, including dividend reinvestment, it would have been worth approximately $16.5 million on December 31, 2024.

Change of Control Agreements

The Company has entered into change of control agreements with the following named executive officers: Richard M. Adams, Richard M. Adams, Jr. and James J. Consagra, Jr. The Change of Control Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change of Control” on page 51.

Clawback Policy

In November 2023, the Committee approved a “Clawback Policy” (“clawback”) that applies to all our NEOs and other certain covered executive officers. Under the policy, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then each executive officer must pay back the excess incentive compensation amount paid to such officer over the corrected incentive compensation payment after applying the restatement. This Clawback Policy complies with the NASDAQ listing standards mandated by Section 954 of the Dodd-Frank Act and applies to all incentive-based compensation received by a covered executive officer on or after October 2, 2023. The clawback provisions in the 2020 LTI Plan apply to any incentive-based compensation received by a covered executive officer prior to October 2, 2023.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, the Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. A more detailed discussion of the Company’s non-qualified deferred compensation arrangements is provided on page 50 under the heading “Non-Qualified Deferred Compensation.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program, and Stock Award Program in accordance with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, “Compensation-Stock Compensation” (“ASC topic 718”).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s named executive officers as determined as of the end of 2024, 2023, and 2022.

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Non-Equity Incentive Plan Compen- sation (2)		Change in Pension Value and Non-qualified Deferred Compen- sation Earnings (3)		All Other Compen- sation (4)		Total

Richard M. Adams Executive Chairman	2024 2023 2022	$ $ $	1,377,385 1,328,179 1,277,106		— — —	$ $ $	2,126,290 1,535,293 1,830,487	$ $ $	1,518,161 1,118,968 1,012,378		— — —	$ $ $	61,872 59,465 60,896	$ $ $	5,083,708 4,041,905 4,180,867
Richard M. Adams, Jr. Chief Executive Officer	2024 2023 2022	$ $ $	1,057,692 978,846 834,077	$	— 500,000 —	$ $ $	2,386,712 1,638,745 727,096	$ $ $	1,992,222 1,087,586 1,026,000	$ $	16,583 134,622 —	$ $ $	85,670 59,296 76,158	$ $ $	5,538,879 4,399,095 2,663,331
James J. Consagra, Jr. President	2024 2023 2022	$ $ $	957,692 878,846 776,385	$	— 250,000 —	$ $ $	1,546,593 1,340,589 727,096	$ $ $	1,448,889 866,172 790,500	$ $	52,730 166,781 —	$ $ $	29,852 41,686 37,693	$ $ $	4,035,756 3,544,074 2,331,674
W. Mark Tatterson Executive Vice President, Chief Financial Officer and Treasurer	2024 2023 2022	$ $ $	668,750 628,846 583,077		— — —	$ $ $	1,023,914 887,156 602,328	$ $ $	750,244 538,828 468,000	$	— 187,024 —	$ $ $	37,737 48,615 49,915	$ $ $	2,480,645 2,290,469 1,703,320

Darren K. Williams Chief Risk and Information Officer	2024 2023 2022	$ $ $	491,857 470,288 452,200		— — —	$ $ $	456,388 407,789 388,952	$ $ $	470,364 327,723 291,437	$ $	21,947 49,257 —	$ $ $	37,737 38,288 33,827	$ $ $	1,478,293 1,293,345 1,166,416

Footnotes:

(1)

The amounts for the awards of restricted stock units shown in this table represent the target dollar amount of awards during the fiscal year determined pursuant to FASB ASC Topic 718. For 2024, the compensation amount was calculated using a grant date closing stock price of $34.36 for time-based and performance-based condition restricted stock units and $29.17 for the market-based condition restricted stock units which was based on a monte carlo simulation model fair value. For 2023, the compensation amount was calculated using a grant date closing stock price of $40.98 for time-based and performance-based condition restricted stock units and $39.03 for the market-based condition restricted stock units which was based on a monte carlo simulation model fair value. For 2022, the compensation amount was calculated using a grant date closing stock price of $36.26 for time-based and performance-based condition restricted stock units and $33.58 for the market-based condition restricted stock units which was based on a monte carlo simulation model fair value. Fair values of performance share awards assuming maximum performance as of the date of grant are as follows:

Name	Fair Value at Maximum Performance
	2024	2023	2022

Richard M. Adams	$2,004,494	$1,401,762	$1,684,785

Richard M. Adams, Jr.	$2,249,962	$1,496,262	$669,251

James J. Consagra, Jr.	$1,458,032	$1,223,991	$669,251

W. Mark Tatterson	$965,241	$810,011	$554,415

Darren K. Williams	$430,256	$372,344	$358,031

(2)

The amounts disclosed were awarded pursuant to United’s Non-Equity Incentive Plan which is based on financial and individual performance measures that are communicated to the named executive officers. A more detailed discussion of terms of such plan and its application in 2024 is set forth in the Compensation Discussion and Analysis under the heading “Annual Incentive Plan.” The amounts earned under United’s Non-Equity Incentive Plan are disclosed in the year earned, although paid in the following year.

(3)

Change in value of executive officer’s Pension and SERP benefit during the year presented. Declines in Pension and SERP values are not included in the table above. In 2024, for Mr. Richard Adams, his Pension value decreased $85,538 and his SERP value decreased $496,876. For Mr. Richard Adams, Jr., his Pension value increased $16,583 and his SERP value decreased $44,070. For Mr. Consagra, his Pension value increased $52,730 and his SERP value decreased $44,070. For Mr. Tatterson, his Pension value decreased $17,977 and his SERP value decreased $40,557. For Mr. Williams, his SERP value increased $21,947. Mr. Williams does not have a Pension.

(4)

“All Other Compensation” includes perquisites and other personal benefits such as company contributions to the executive officer’s 401(k) plan, life insurance, health and disability coverage premiums. The following table shows amounts included in the “All Other Compensation” column for each named executive officer in 2024 to the extent the total value of such perquisites and other personal benefit was equal to or exceeded $10,000, as required under SEC rules.

Name	Registrant matching contributions to 401(k) plan ($)	Registrant contributions to health insurance premiums ($)	Perquisites ($)
Richard M. Adams	$17,250	$12,294	$32,328
Richard M. Adams, Jr.	$17,250	$20,487	$47,933
James J. Consagra, Jr.	$17,250	$12,602	—
W. Mark Tatterson	$17,250	$20,487	—
Darren K. Williams	$17,250	$20,487	—

Perquisites are valued based on their incremental cost to United in accordance with SEC regulations. Aggregate perquisites of $32,328 provided to Mr. Adams in 2024 included sporting and country club memberships and the personal use of a company automobile. Aggregate perquisites of $47,933 provided to Mr. Adams, Jr. in 2024 included business and country club memberships and the personal use of a company automobile. Of the $47,933 aggregate perquisites for Mr. Adams, Jr., $43,584 were for country club memberships.

Salary and bonus amounts paid to the named executive officers as a percentage of total compensation are as follows for 2024: Mr. Adams – 27.09%; Mr. Adams, Jr. – 19.10%; Mr. Consagra – 23.73%; Mr. Tatterson – 26.96% and Mr. Williams – 33.27%.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of all plan-based awards in the fiscal year 2024 to the named executives.

Name	Type of Award*	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Adams	ACI RSUT RSUP	2/22/2024 2/22/2024 2/22/2024	$523,905 — —	$1,047,811 — —	$1,676,497 — —	— — 19,446	— — 38,892	— — 58,338	— 25,928 —	$ $	— 890,886 1,235,404
Richard M. Adams, Jr.	ACI RSUT RSUP	2/22/2024 2/22/2024 2/22/2024	$687,500 — —	$1,375,000 — —	$2,200,000 — —	— — 21,828	— — 43,655	— — 65,482	— 29,104 —	$ $	— 1,000,013 1,386,699
James J. Consagra, Jr.	ACI RSUT RSUP	2/22/2024 2/22/2024 2/22/2024	$500,000 — —	$1,000,000 — —	$1,600,000 — —	— — 14,144	— — 28,289	— — 42,434	— 18,859 —	$ $	— 647,995 898,598
W. Mark Tatterson	ACI RSUT RSUP	2/22/2024 2/22/2024 2/22/2024	$273,000 — —	$546,000 — —	$819,000 — —	— — 9,364	— — 18,728	— — 28,092	— 12,486 —	$ $	— 429,019 594,895
Darren K. Williams	ACI RSUT RSUP	2/22/2024 2/22/2024 2/22/2024	$188,239 — —	$376,478 — —	$501,970 — —	— — 4,174	— — 8,348	— — 12,522	— 5,565 —	$ $	— 191,213 265,175

Footnotes:

*	ACI = Annual Cash Incentive; RSUT = Time-Based Restricted Stock Units; RSUP = Performance-Based Restricted Stock Units

(1)

Amounts represent potential payout opportunities under United’s Non-Equity Incentive Plan for each of the named executive officers. As further detailed in the section entitled “Annual Incentive Plan” in the Compensation Discussion and Analysis, the award opportunities presented in the table are based on percentages of base salary, performance measures and goals for 2024. Actual awards earned for 2024 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation.”

(2)

Shares of performance-based restricted stock units granted in 2024 were made under the United Bankshares, Inc. 2020 Long-Term Incentive Plan as approved by shareholders on May 12, 2020. These columns represent the potential number of restricted stock units to be vested based on the Company’s performance in 2024, 2025 and 2026. The number of performance-based restricted stock units that vest is determined by the Company’s three-year ROATCE and TSR measured relative to peers. See the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for a description of the terms of these awards.

(3)

Shares of time-based restricted stock units granted in 2024 were made under the United Bankshares, Inc. 2020 Long-Term Incentive Plan as approved by shareholders on May 12, 2020. These restricted stock units vest ratably over a period of three years.

(4)

Recipients of restricted stock units do not pay any consideration to United for these units, do not have the right to vote these units or receive dividends on these units until such units vest. Vesting is based upon continued employment through the vesting date. All restricted stock units will immediately vest upon a change of control of the Company.

(5)

Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in 2024 computed in accordance with FASB ASC Topic 718. The grant date fair value was calculated using a grant date closing stock price of $34.36 for time-based and performance-based condition restricted stock units and $29.17 for the market-based condition restricted stock units which was based on a monte carlo simulation model fair value.

Employment Contracts of Named Executive Officers

On February 22, 2022, the Company and Richard M. Adams entered into the Amended and Restated Employment Agreement (the “Employment Agreement”). Under the Employment Agreement, Mr. Adams is employed as the Executive Chairman of the Board of Directors of the Company, and as Chairman of the Board of Directors of the Company’s banking subsidiary, United Bank, until March 31, 2025, unless terminated or extended pursuant to the Employment Agreement. The Compensation and Human Capital Committee of United shall review this Employment Agreement at least annually, and may, with the approval of Mr. Adams, extend the term of this Employment Agreement annually for additional one (1) year periods. This contract was amended on February 20, 2025 to provide for continued employment for Mr. Adams and to extend the term of the contract through March 31, 2028.

Mr. Adams will be paid a base salary equal to $1,438,993 and additional benefits consistent with the position. No decreases in the base salary shall be permitted during the term. In addition to the base salary provided, Adams shall be entitled to receive incentive compensation from United or United Bank in accordance with plans adopted by their Boards of Directors, and such incentive compensation if not deferred by Mr. Adams pursuant to any deferral election which may be available to Mr. Adams under any plan adopted by United or United Bank (if any), shall be paid with respect to services rendered by Mr. Adams in any year no later than the fifteenth day of the third month of the following year.

Bank Owned Life Insurance (“BOLI”)

United has purchased BOLI policies covering several key company officers including the named executive officers. The purchase of BOLI represents a tax-advantaged financing strategy that permits the Company to meet its increasing benefit liability obligations in a more cost-effective manner. The intent is to create an independent source of funds to recoup some of the benefit expenses. The policies’ earnings, including death proceeds, will be used to offset and recover a portion of the costs to carry the policies. Interest earned on the cash value is not subject to tax unless the policies are surrendered or borrowed against before the insured’s death.

Employee Benefit Plans

Except for the Deferred Compensation Plan applicable to directors, no directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

United’s subsidiaries provide, on a substantially non-contributory basis for all full-time employees, including the named executive officers, life and disability insurance. Life insurance with a value of 250% of base salary, up to a maximum benefit of $1,000,000, is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all full-time salaried employees of United and its subsidiaries.

Pension Benefits

Pension Plan. The Pension Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to all regular employees (with some exceptions) hired prior to October 1, 2007. Participation is automatic for those employees hired before October 1, 2007 and begins on January 1 or July 1 after an eligible employee completes one (1) year of service (12 consecutive months during which the employee completes at least 1,000 hours of service) and reaches the age of 21.

Normal benefits under the Pension Plan are based on these factors:

•	years of credited service

•	compensation of the employee, and

•	Social Security covered compensation.

An employee is 100% vested when the first of the following occurs:

•	the employee completes at least 5 years of service or

•	the employee reaches the normal retirement date or

•	the employee reaches early or disability retirement (regardless of whether the employee actually retires).

For purposes of calculating benefits under the Pension Plan, compensation is generally the pay an employee receives from United, including any pre-tax savings under a 401(k) plan maintained by United and salary reductions under an Internal Revenue Code Section 125 plan. Compensation does not include overtime, bonuses or director’s fees. Maximum compensation limits for benefit calculations are set by governmental rules. The limit is indexed and may change each year. For 2024, the limit was $275,000.

The employee’s average compensation is used to calculate his or her retirement benefit. Average compensation is the employee’s average pay over the consecutive five years out of the last ten years with the Company that produces the highest average.

Benefits are paid under the Pension Plan when an employee retires. Retirement under the Pension Plan can be normal retirement, early retirement, delayed retirement or disability retirement.

If an employee retires at the normal retirement age of 65, then the employee’s monthly normal retirement benefit is equal to the sum of 1.25% of average compensation and 0.5% of average compensation in excess of Social Security covered compensation, multiplied by years of service up to 25 years. If an employee terminates employment before his or her normal retirement date, the employee is entitled to his or her vested accrued benefit. The employee will receive the benefits upon early retirement or at his or her normal retirement date, whichever comes first.

An employee may elect early retirement after he or she reaches age 55 and has completed at least five years of service. The early retirement benefit is equal to the employee’s accrued benefit as of his or her early retirement date. If payment of the early retirement benefit begins before the employee’s normal retirement date, then the benefit is reduced.

Supplemental Executive Retirement Agreements. United has entered into Supplemental Retirement Agreements (“SERPs”) with certain named executive officers to encourage such officers to remain employees of United. The SERPs are designed to provide a certain level of post-retirement income to the individuals who have a significant impact on the long-term growth and profitability of United. A more detailed description of the SERPs begins on page 51 of this Proxy Statement.

The following table shows the present value of the accumulated benefit under the Pension Plan and the SERPs as well as the dollar amount of any payments and benefits paid to each named executive officer during the last completed fiscal year and the years of credited service for each of the named executive officers. The values in the table reflect the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of December 31, 2024.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Richard M. Adams	Pension Plan	56	$1,075,192	$108,964
	SERP	34	$4,711,308	—

Richard M. Adams, Jr.	Pension Plan	30	$ 934,576	—
	SERP	21	$1,017,158	—

James J. Consagra, Jr.	Pension Plan	27	$1,421,393	—
	SERP	21	$1,017,158	—

W. Mark Tatterson	Pension Plan	28	$ 617,405	—
	SERP	11	$ 604,290	—

Darren K. Williams	SERP	7	$ 259,942	—

Footnote:

(1)

The benefits payable under the SERPs are triggered upon the NEO reaching a certain age as opposed to years of service as more fully described on page 51 under the heading of “Potential Payments upon Termination or Change of Control.” Messrs. Adams, Adams, Jr., Consagra and Tatterson are fully vested in their respective SERP benefits.

The present value of the accumulated benefit for both the SERPs and the Pension Plan benefits was calculated using the following weighted-average assumptions: discount rate of 5.76%; compensation increase rates of 6.00% prior to age 40, 5.50% between the ages of 40-49, 5.00% between the ages of 50-54, 4.00% between the ages of 55-64 and 3.00% otherwise. Benefits under both the Pension Plan and the SERPs are based on annual base salary and do not include bonuses, directors’ fees, expense reimbursements, and employer contributions to retirement plans.

Benefit figures shown are computed on the assumption that participants will retire at the earliest time available under the Pension Plan without any benefit reduction due to age. For the Pension Plan, the earliest retirement age is 55. For the SERPs, the earliest retirement ages without benefit reduction due to age for the named executive officers are as follows: Mr. Adams – 65; Mr. Adams, Jr. – 55; Mr. Consagra – 60; Mr. Tatterson – 60; and Mr. Williams – 60.

The Pension Plan and the SERPs are designed to work together to provide each named executive officer with a certain level of benefits. Social Security benefits are deducted from the annual benefits payable under the Pension Plan. The annual benefits under the amended SERP for Mr. Adams is reduced by (i) fifty percent of the annual benefits payable at retirement under Social Security, (ii) the annual benefits payable upon retirement under the Pension Plan and (iii) the benefits attributable to the portion of the named executive officer’s account balances arising from the Company’s contributions to the United’s Savings and Stock Investment Plan.

As a general rule, United does not grant extra years of service under the Pension Plan and the SERPs. Exceptions may occur, however, in the case of mergers and acquisitions.

Other Employee Plans

Each employee of United, including named executive officers, who completes ninety (90) days of qualified service, is eligible to participate in the United Bankshares, Inc. Savings and Stock Investment Plan,

a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 100% of compensation to his/her account, subject to Internal Revenue Service maximum deferral limits. United will match 100% of the first 5% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United’s common stock. Purchases made by employees under this plan are coordinated by the Human Resources and Shareholder Relations Departments of United, and involve stock purchased at market price for this purpose.

Non-Qualified Deferred Compensation

United provides a Non-Qualified Retirement and Savings Plan (the “Non-Qualified Plan”), which was amended and restated in November of 2008 to comply with Internal Revenue Code Section 409A, to provide a supplemental savings program for certain employees of the Company who are unable to make meaningful contributions to the United Savings and Stock Investment Plan. This plan is intended to benefit a select group of management or highly compensated employees of the Company. Each participant may elect to defer any percentage of his or her salary and bonus as a supplemental savings contribution. Participants may elect the manner in which their deferral contributions are deemed to be invested provided that no investments are made in assets located outside of the United States.

Participants are not entitled to the Non-Qualified Plan benefits prior to their date of employment termination. The benefits under the Non-Qualified Plan are paid upon a participant’s retirement, disability or termination of employment. Benefits are paid either as a single lump sum or substantially equal installments over a period of not less than three nor more than ten years as elected by the participant. Upon death of a participant, his or her named beneficiary(ies) will receive such participant’s benefits payable under the Non-Qualified Plan.

Each investment is subject to market risk. The degree of market risk varies by investment.

The following table shows the contributions, earnings and year-end balances for 2024 with respect to non-qualified deferred compensation plans for the named executive officers.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Richard M. Adams	—	—	—	—	—

Richard M. Adams, Jr.	—	—	$49,335	—	$1,142,331

James J. Consagra, Jr.	—	—	$5,755	—	$43,229

W. Mark Tatterson	$257,137	—	$148,234	—	$1,192,006

Darren K. Williams	—	—	—	—	—

Footnotes:

(1)	None of the earnings shown above or in the previous year represent above-market or preferential earnings and, thus, are not included in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Supplemental Executive Retirement Agreements. On July 27, 1990, United entered into a Supplemental Retirement Agreement (“SERP”) with Richard M. Adams. The agreement was amended on November 1, 2001 and was further amended in November of 2008 to comply with Internal Revenue Code Section 409A. This amended agreement provides for an annual supplemental retirement benefit upon Mr. Adams reaching age 65 or upon the later termination of his employment with United or an affiliated or successor entity to United, whichever last occurs. On February 28, 2011, the agreement was further amended to change the benefits payable under the SERP. Under the amended agreement, the annual benefit will be equal to seventy percent (70%) of the average of Mr. Adams’ three highest base salaries, reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to Mr. Adams upon his normal retirement age, on a single life annuity basis, attributable to the portion of Mr. Adams’ account balances arising from employer contributions under the United Savings and Stock Investment Plan. The amended agreement continues to provide for reduced benefits for early retirement before age 65 as well as payments to his spouse or his estate if Mr. Adams is unmarried in the event of his death. The benefits under the amended agreement are fully vested in Mr. Adams and survive his termination of employment from United or an affiliated or successor entity to United for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability.

On October 1, 2003, United entered into SERPs with Richard M. Adams, Jr. and James J. Consagra, Jr. to encourage them to remain an employee of United. These SERPs were amended in November of 2007 to add a death benefit payable to the participant’s beneficiary and amended in November of 2008 in order to comply with Internal Revenue Code Section 409A.

The amended SERPs for Mr. Adams, Jr. and Mr. Consagra provide that each will receive upon retirement on or after the age set forth in the SERPs, an annual benefit equal to $100,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Adams, Jr. or Mr. Consagra retires or leaves employment early, the executive will receive an accrual benefit set forth in a schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at age 55 for Mr. Adams, Jr. for a separation from service before age 55, or starting at age 60 for a separation from service before the age of 60 for Mr. Consagra.

On November 7, 2013, United entered into a SERP with W. Mark Tatterson. The SERP provides that Mr. Tatterson will receive, at the age set forth in the SERP, an annual benefit equal to $110,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Tatterson retires or leaves employment early, the executive will receive an accrual benefit set forth in a schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at the date of separation of service for a separation of service at or after age 60 or starts at age 60 for a separation from service before the age of 60.

On November 10, 2017, amendments were made to the SERPs with Richard M. Adams, Jr., James J. Consagra, Jr., and W. Mark Tatterson to amend the definition of disability to comply with the final rules related to disability claims procedures issued by the U.S. Department of Labor.

On February 26, 2018, amendments were made to the SERPs with Richard M. Adams, Jr., James J. Consagra, Jr., and W. Mark Tatterson to revise the vesting and non-competition provisions in the SERPs as follows:

•

the SERP benefit will be deemed to be 100% vested and the executive will not be subject to the one-year non-compete restrictions under the SERP following a change of control in the event of (i) an involuntary termination other than for “Cause,” or (ii) any resignation (whether voluntary, with or without Good Reason, upon retirement, etc.).

•

even if no change of control occurs, the SERP benefit will be deemed to be 100% vested and the executive will not be subject to the one- year non-compete restrictions under the SERP in the event of (i) a voluntary resignation at any time for “Good Reason” or (ii) an involuntary termination of the executive other than for “Cause.”

•	the applicable SERP benefit will be deemed to be 100% vested if the executive becomes Disabled.

•	if no change of control has occurred, an executive who resigns without “Good Reason” will remain subject to the applicable vesting schedule and the one year non-compete provisions in the SERP.

•	in all cases, whether or not a change of control has occurred, a termination for “Cause” will result in a forfeiture of the SERP benefit.

•	provisions in the SERPs which provide for forfeiture due to suicide or misstatement were deleted.

On February 26, 2018, United entered into a SERP with the named executive officer, Darren K. Williams with an effective date of March 1, 2017. The SERP provides that Mr. Williams will receive, at the age set forth in the SERP, an annual benefit equal to $50,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Williams retires or leaves employment early, the executive will receive an accrual benefit set forth in a schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at the date of separation of service for a separation of service at or after age 60.

Change of Control Agreements. In August of 2000, United entered into Change of Control Agreements with Richard M. Adams, Jr. and James J. Consagra, Jr. to encourage them not to terminate their employment with United because of the possibility that United might be acquired by another entity. The Change in Control Agreements were subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A. The Board of Directors determined that such an arrangement was appropriate, considering the entry of large regional bank holding companies into United’s market areas. The agreements were not undertaken in the belief that a change of control of United was imminent. In November of 2017, the definition of disability in the Change of Control Agreements with Richard M. Adams, Jr. and James J. Consagra, Jr. was amended to comply with the final rules related to disability claims procedures issued by the U.S. Department of Labor.

Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination within two years following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if (i) the officer voluntarily terminates employment within two years of a change in control because of a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent; (ii) upon a material reduction in the importance of the officer’s job responsibilities without the officer’s consent; (iii) upon geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control; (iv) upon failure by United to obtain assumption of the contract by its successor or (v) upon any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

Under the agreements, a change of control is defined in Section 409A and the regulations issued thereunder and includes:

•  a change in the ownership of United which is defined to occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of United that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of United,

•  a change in the effective control of United, which is defined to occur on (1) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of United possessing 30% or more of the total voting power of United, and also to occur on (2) the date a majority of members of United’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of United’s board of directors before the date of the appointment or election, and

•  a change in the ownership of a substantial portion of United’s assets which is defined to occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from United that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of United immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of United, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the agreements, severance benefits include: (a) cash payment equal to the officer’s monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of a pro-rata amount of the cash incentive award, if any, awarded to executive under United’s Incentive Plan; and (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for the period of time during which the officer would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if the officer elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty-six (36) months following the date of termination.

The agreements do not affect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary if such termination or change takes place within two years after the change of control.

The following table shows the potential incremental value transfer to each named executive under various termination scenarios. The table was prepared as though each named executive officer’s employment was terminated on December 31, 2024 (the last business day of 2024). The amounts in the row labeled “If Change in Control (“CIC”) Termination Occurs during FY 2024” assume that a change in control occurred on

December 31, 2024. We are required by the SEC to use these assumptions. With these required assumptions, the Company believes that the remaining assumptions listed in the footnotes below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 31, 2024, and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Incremental Value Transfer	Richard M. Adams (2)	Richard M. Adams, Jr. (3)	James J. Consagra, Jr. (4)	W. Mark Tatterson (5)	Darren K. Williams (6)

If Retirement Occurs during FY2024	$1,288,190	$1,601,845	$1,143,210	$773,906	$365,061

If Voluntary Termination Occurs during FY2024	$1,288,190	—	—	—	—

If Termination for Cause Occurs during FY2024	—	—	—	—	—

If Termination Without Cause Occurs during FY2024	—	—	—	—	$80,000

If Change in Control (“CIC”) Termination Occurs during FY2024 (1)	$12,102,699	$9,353,571	$7,452,976	$2,354,685	$1,233,161

If Disability Occurs during FY2024	$12,102,699	$6,417,146	$3,615,177	$5,554,749	$3,833,213

If Death Occurs during FY2024	$12,602,699	$5,617,110	$4,415,173	$3,354,685	$2,153,161

Footnotes:

(1)

The benefits listed in the row entitled “If Change in Control (“CIC”) Termination Occurs during FY 2024” are payable upon the happening of any of the following events within two years after a change in control: (i) involuntary termination unless the officer is terminated for cause; or (ii) voluntarily termination of the officer’s employment because of (A) a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent, (B) a material reduction in the importance of the officer’s job responsibilities without the officer’s consent, (C) geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control, or (D) failure by United to obtain assumption of the contract by its successor.

(2)

Mr. Adams’ severance benefit under voluntary termination within six months after a CIC, death or disability is equal to 3 times the sum of his base salary and target cash incentive. For purposes of the table above, retirement or voluntary termination is assumed to occur at the expiration of Mr. Adams’ employment agreement. If the termination for cause is based solely upon (i) excessive absenteeism without approval by United, not caused by disability, (ii) gross or willful neglect of duty resulting in some substantial loss to United after Mr. Adams has been given written direction and reasonable time to perform such duties, or (iii) any acts or omissions on the part of Mr. Adams which when proven constitute fraud or commission of any criminal act involving the person or property of others or the public generally, or any combination of the above, United must pay Mr. Adams’ base salary only up until termination. Assuming the CIC, retirement, voluntary termination, death or disability occurred on December 31, 2024, the value of Mr. Adams’ restricted stock awards and restricted stock units, both time-based and performance-based, would have been $4,768,024 which was calculated using the price per share of the Company’s stock on the date of the CIC, death or disability ($37.55 per share) multiplied by the number of restricted shares that would have vested (126,978). The value of Mr. Adams restricted stock awards and time-based restricted stock units would have been $1,288,190 which was calculated using the price per share of the Company’s stock on the date of normal retirement ($37.55 per share) multiplied by the number of restricted share awards and time-based restricted stock units that would have vested (34,306). Mr. Adams is fully vested in the benefits under his SERP Agreement for the CIC, dismissal with or without cause, voluntary termination, expiration of contract or disability. Upon Mr. Adams’ death, his named beneficiary(ies) will receive a benefit of $500,000 from a company-paid life insurance policy.

(3)

Mr. Adams, Jr.’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Adams, Jr. is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (“COBRA”) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed 36 months following the applicable termination within two years after a CIC. Upon a CIC, retirement, death or disability, Mr. Adams, Jr.’s unvested restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2024, the value of Mr. Adams, Jr.’s restricted stock awards and restricted stock units, both time-based and performance-based, would have been $4,617,110 which was calculated using the price per share of the Company’s stock on the date of the CIC, death or disability ($37.55 per share) multiplied by the number of restricted shares that would have vested (122,959). ). The value of Mr. Adams, Jr.’s restricted stock awards and time-based restricted stock units would have been $1,601,845 which was calculated using the price per share of the Company’s stock on the date of normal retirement ($37.55 per share) multiplied by the number of restricted share awards and time-based restricted stock units that would have vested (42,659). Mr. Adams, Jr. is fully vested in the benefits under his SERP Agreement for the CIC, dismissal with or without cause, voluntary termination, expiration of contract or disability. If Mr. Adams, Jr. becomes completely disabled, he is eligible for disability benefits of $16,667 per month up until age 65. Upon Mr. Adams, Jr.’s death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

(4)

Mr. Consagra’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Consagra is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (“COBRA”) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty six (36) months following the applicable termination within two years after a CIC. Upon a CIC, retirement, death or disability, Mr. Consagra’s unvested restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2024, the value of Mr. Consagra’s restricted stock awards and restricted stock units, both time-based and performance-based, would have been $3,415,173 which was calculated using the price per share of the Company’s stock on the date of the CIC, death or disability ($37.55 per share) multiplied by the number of restricted shares that would have vested (90,950). The value of Mr. Consagra’s restricted stock awards and time-based restricted stock units would have been $1,143,210 which was calculated using the price per share of the Company’s stock on the date of normal retirement ($37.55 per share) multiplied by the number of restricted share awards and time-based restricted stock units that would have vested (30,445). Mr. Consagra is fully vested in the benefits under his SERP Agreement for the CIC, dismissal with or without cause, voluntary termination, expiration of contract or disability. If Mr. Consagra becomes completely disabled, he is eligible for disability benefits of $16,667 per month up until age 65. Upon Mr. Consagra’s death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

(5)

Mr. Tatterson’s SERP benefit will immediately vest for an involuntary not for cause termination, CIC and a disability. Assuming the involuntary not for cause termination, CIC or disability occurred on December 31, 2024, Mr. Tatterson is fully vested in the benefits under his SERP Agreement for the CIC, dismissal with or without cause, voluntary termination, expiration of contract or disability. Upon a CIC, retirement, death or disability, Mr. Tatterson’s unvested restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2024, the value of Mr. Tatterson’s restricted stock awards and restricted stock units, both time-based and performance-based, would have been $2,354,685 which was calculated using the price per share of the Company’s stock on the date of the CIC, death or disability ($37.55 per share) multiplied by the number of restricted shares that would have vested (62,708). The value of Mr. Tatterson’s restricted stock awards and time-based restricted stock units would have been $773,906 which was calculated using the price per share of the Company’s stock on the date of normal retirement ($37.55 per share) multiplied by the number of restricted share awards and time-based restricted stock units that would have vested (20,610). If Mr. Tatterson becomes completely disabled, he is eligible for disability benefits of $16,667 per month up until age 65. Upon Mr. Tatterson’s death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

(6)

Mr. Williams’ SERP benefit will immediately vest for an involuntary not for cause termination, CIC and a disability. Assuming the involuntary not for cause termination, CIC or disability occurred on December 31, 2024, Mr. Williams was 70% vested in his SERP benefit and therefore would receive an incremental value equal to the remaining 30% of the benefit to be accrued. This incremental value for Mr. Williams would have been $80,000 which is calculated by multiplying his remaining percentage to vest (20%) by his annual benefit of $50,000 for a period of eight years. Upon a CIC, retirement, death or disability, Mr. Williams’ unvested restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2024, the value of Mr. Williams’ restricted stock awards and restricted stock units, both time-based and performance-based, would have been $1,153,161 which was calculated using the price per share of the

Company’s stock on the date of the CIC, death or disability ($37.55 per share) multiplied by the number of restricted shares that would have vested (30,710). The value of Mr. Williams’ restricted stock awards and time-based restricted stock units would have been $365,061 which was calculated using the price per share of the Company’s stock on the date of normal retirement ($37.55 per share) multiplied by the number of restricted share awards and time-based restricted stock units that would have vested (9,722). If Mr. Williams becomes completely disabled, he is eligible for disability benefits of $16,667 per month up until age 65. Upon Mr. Williams’ death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation for our median paid employee, as well as the ratio of this employee’s total compensation compared to the total compensation of Mr. Richard M. Adams, Jr., our CEO.

For 2024, our last completed fiscal year:

•  The median of the annual total compensation of all employees of our company (other than Mr. Adams, Jr.), was $57,024; and

•  The annual total compensation of Mr. Adams, Jr., our CEO was $5,538,879.

Based on this information, the ratio for 2024 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 97 to 1. Total compensation for our CEO and the median employee includes company 401(k) plan matches and company paid life, health and disability insurance premiums (to the extent these individuals participated in these programs).

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•  As of December 31, 2024, we identified our employee population including any full-time, part-time, temporary, or seasonal employees employed on that date.

•  To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2024. No full-time equivalent or annualized adjustments were made for any employees.

•  We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•  After identifying the median employee, we added together all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $57,024.With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table.

•  We identified our median employee and calculated our CEO pay ratio in accordance with SEC rules and methods for disclosure for the year ended December 31, 2024. Due to differences in our employee population each year and the nature of the methodology we use to identify our median employee, differences in reported compensation between our median employees identified for 2024 and prior years do not necessarily reflect overall employee compensation movement at the Company.

Pay Versus Performance Table
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding the relationship between executive compensation to our named executive officers (“NEOs”) and Company performance for the fiscal years listed below. In determining “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table, as the valuation methods required by this disclosure differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (“PEO”), compensation is reported as an average. The Compensation Committee and Human Capital did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (1)		Compensation Actually Paid to PEO (2)(3)		Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($000) (6)	“Core” Diluted Earnings Per Share (7)
	Richard M. Adams	Richard M. Adams, Jr.	Richard M. Adams	Richard M. Adams, Jr.			Total Shareholder Return (4)	Peer Group Shareholder Return (5)

2024	—	$5,538,879	—	$4,597,637	$3,269,601	$2,709,228	$120.69	$128.84	$372,996	$2.75

2023	—	$4,399,095	—	$3,717,513	$2,792,448	$2,253,400	$115.80	$ 95.12	$366,313	$2.78

2022	$4,180,867	$2,663,331	$5,150,164	$3,031,307	$1,726,321	$2,044,967	$119.54	$101.92	$379,627	$2.80

2021	$4,629,578	—	$6,285,498	—	$1,769,377	$2,144,686	$103.02	$124.84	$367,738	$2.96

2020	$4,297,546	—	$4,018,078	—	$1,640,500	$1,319,157	$ 88.54	$ 89.37	$289,023	$2.76
Footnotes:

(1)
Richard M. Adams was our PEO for 2020, 2021, and from January 1, 2022 until March 31, 2022. Richard M. Adams, Jr. was our PEO for the remainder of 2022 and is our current PEO. The individuals comprising our other NEOs other than the PEO (the
“Non-PEO
NEOs”) for each year presented are listed below.

2020	2021	2022	2023-2024

Richard M. Adams, Jr.	Richard M. Adams, Jr.	James J. Consagra, Jr.	Richard M. Adams

James J. Consagra, Jr.	James J. Consagra, Jr.	W. Mark Tatterson	James J. Consagra, Jr.

W. Mark Tatterson	W. Mark Tatterson	Jerold L. Rexroad	W. Mark Tatterson

Darren K. Williams	Jerold L. Rexroad	Darren K. Williams	Darren K. Williams

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the positive changes in the Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the actuarially determined service cost for services rendered by the executives during the listed year. There were no adjustments for “prior service costs” required to be included in the Inclusion of Pension Service Cost column. Any negative pension service costs are excluded from this column.

Year	Summary Compensation Table Total for Richard M. Adams Jr. ($)	Exclusion of Change in Pension Value for Richard M. Adams Jr. ($)	Exclusion of Stock Awards and Option Awards for Richard M. Adams Jr. ($)	Inclusion of Pension Service Cost for Richard M. Adams Jr. ($)	Inclusion of Equity Values for Richard M. Adams Jr. ($)	Compensation Actually Paid to Richard M. Adams Jr. ($)

2024	5,538,879	(16,583)	(2,386,712)	—	1,462,053	4,597,637

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	3,269,601	(18,669)	(1,288,296)	8,930	737,662	2,709,228
The amounts in the Inclusion of Equity Values in the tables above are derived from adding
or deducting the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Richard M. Adams Jr. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Richard M. Adams Jr. ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Richard M. Adams Jr. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Richard M. Adams Jr. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Richard M. Adams Jr. ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Richard M. Adams Jr. ($)	Total— Inclusion of Equity Values for Richard M. Adams Jr. ($)

2024	1,825,403	(299,776)	—	(63,574)	—	—	1,462,053

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total— Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	985,307	(177,442)	—	(70,203)	—	—	737,662

(4)
The Company’s TSR set forth in the table assumes $100 was invested for the period beginning December 31, 2019 through the end of the listed year in the Company, with reinvestment of dividends. There is no assurance that the Company’s common stock performance will continue in the future with the same or similar trends as depicted in the table.

(5)
The Peer Group TSR set forth in this table utilizes the NASDAQ Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2024. The Peer Group TSR assumes $100 was invested for the period starting December 31, 2019 through the end of the listed year in the NASDAQ Bank Index.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(7)
We determined “Core” Diluted Earnings Per Share to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our NEOs in 2024. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. The “Core” Diluted Earnings Per Share amount for 2024 represents earnings per diluted share reflected in the Company’s audited financial statements in accordance with generally accepted accounting principles (“GAAP”) with no adjustments. The “Core” Diluted Earnings Per Share amount for 2023 represents the earnings per diluted share reflected in the Company’s audited financial statements adjusted to exclude approximately $12.0 million, before tax, of noninterest expense incurred in the fourth quarter of 2023 for the FDIC

“special assessment” levied on banking organizations following the 2023 Banking Crisis, a non-GAAP
measure. The “Core” Diluted Earnings Per Share amount for 2022 represents earnings per diluted share reflected in the Company’s audited financial statements in accordance with generally accepted accounting principles (“GAAP”) with no adjustments. The “Core” Diluted Earnings Per Share amount for 2021 and 2020 represents the earnings per diluted share reflected in the Company’s audited financial statements adjusted for merger-related expenses, a non-GAAP
measure. A reconciliation of this
non-GAAP
measure is set forth below for 2023, 2021 and 2020.

“Core” Diluted Earnings Per Share	For the Year Ended December 31, 2023

(Dollars in thousands)

Net Earnings Allocated to Common Shareholders (GAAP) (a)	$365,434

Plus: FDIC “special assessment,” net of tax	9,476

“Core” Net Earnings Allocated to Common Shareholders (non-GAAP) (b)	$374,910

Average Diluted Shares Outstanding (GAAP) (c)	134,753,820

Earnings Per Diluted Common Share (GAAP) [(a)/(c)]	$2.71

“Core” Diluted Earnings Per Share (non-GAAP) [(b)/(c)]	$2.78

“Core” Diluted Earnings Per Share	For the Year Ended December 31, 2021

(Dollars in thousands)

Net Earnings Allocated to Common Shareholders (GAAP) (a)	$366,696

Plus: Merger-related expense, net of tax	17,017

“Core” Net Earnings Allocated to Common Shareholders (non-GAAP) (b)	$383,713

Average Diluted Shares Outstanding (GAAP) (c)	129,512,853

Earnings Per Diluted Common Share (GAAP) [(a)/(c)]	$2.83

“Core” Diluted Earnings Per Share (non-GAAP) [(b)/(c)]	$2.96

“Core” Diluted Earnings Per Share	For the Year Ended December 31, 2020

(Dollars in thousands)

Net Earnings Allocated to Common Shareholders (GAAP) (a)	$288,282

Plus: Merger-related expense, net of tax	43,577

“Core” Net Earnings Allocated to Common Shareholders (non-GAAP) (b)	$331,859

Average Diluted Shares Outstanding (GAAP) (c)	120,090,232

Earnings Per Diluted Common Share (GAAP) [(a)/(c)]	$2.40

“Core” Diluted Earnings Per Share (non-GAAP) [(b)/(c)]	$2.76

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets
forth
the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years for the Company and the Peer Group.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
$7
$6
$5
$4
$3
$2
$1
$0
TSR (12/31/2019 Indexed to $100)
$140
$120
$100
$80
$60
$40
$20
$0
$100.00
$100.00
$4.0
$92.50
$88.54
$1.3
$6.3
$132.19
$103.02
$2.1
$5.2
$119.54
$110.67
$3.0
$2.0
$115.80
$106.87
$3.7
$2.3
$128.84
$4.6
$120.69
$2.7
2019
2020
2021
2022
2023
2024
Fiscal Year
Richard M. Adams Compensation Actually Paid
Richard M. Adams Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
United Bankshares, Inc. TSR
NASDAQ Bank Index TSR

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
$7
$6
$5
$4
$3
$2
$1
$0
Net Income ($ Millions)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$4.0
$1.3
$289
$6.3
$2.1
$368
$5.2
$3.0
$2.0
$380
$3.7
$2.3
$366
$4.6
$2.7
$373
2020
2021
2022
2023
2024
Fiscal Year
Richard M. Adams Compensation Actually Paid
Richard M. Adams Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
United Bankshares, Inc. Net Income

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and “Core” Diluted Earnings Per Share
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our “Core” Diluted Earnings Per Share during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus "Core" Diluted Earnings Per Share
Compensation Actually Paid ($ Millions)
$7
$6
$5
$4
$3
$2
$1
$0
"Core" Diluted Earnings Per Share
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.76
$2.96
$2.80
$2.78
$2.75
$4.0
$1.3
$6.3
$2.1
$5.2
$3.0
$2.0
$3.7
$2.3
$4.6
$2.7
2020
2021
2022
2023
2024
Fiscal Year
Richard M. Adams Compensation Actually Paid
Richard M. Adams Jr. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
"Core" Diluted Earnings Per Share

The following table presents the financial performance measures that the
Company
considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Financial Performance Measures

“Core” Diluted Earnings Per Share

Return on Average Assets

Non-Performing Assets Ratio

Outstanding Equity Awards at December 31, 2024

The following table sets forth certain information regarding the number and term of stock option and restricted stock awards for each of the named executives as of December 31, 2024.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Richard M. Adams	02/29/16	33,300	—	—	$35.04	03/01/26	—	—	—	—
	02/27/17	49,519	—	—	$45.30	02/27/27	—	—	—	—
	02/26/18	49,519	—	—	$37.60	02/26/28	—	—	—	—
	02/25/19	33,910	—	—	$38.49	02/25/29	—	—	—	—
	02/24/20	66,124	—	—	$32.51	02/24/30	—	—	—	—
	02/22/22	—	—	—	—	—	6,885	$258,532	30,976	$1,163,149
	02/23/23	—	—	—	—	—	10,135	$380,569	22,804	$856,290
	02/22/24	—	—	—	—	—	17,286	$649,089	38,892	$1,460,395
Richard M. Adams, Jr.	02/29/16	11,100	—	—	$35.04	03/01/26	—	—	—	—
	02/27/17	16,060	—	—	$45.30	02/27/27	—	—	—	—
	02/26/18	16,060	—	—	$37.60	02/26/28	—	—	—	—
	02/25/19	11,613	—	—	$38.49	02/25/29	—	—	—	—
	02/24/20	22,142	—	—	$32.51	02/24/30	—	—	—	—
	02/22/22	—	—	—	—	—	2,735	$102,699	12,304	$462,015
	02/23/23	—	—	—	—	—	10,820	$406,291	24,341	$914,005
	02/22/24	—	—	—	—	—	29,104	$1,092,855	43,655	$1,639,245
James J. Consagra, Jr.	02/29/16	11,100	—	—	$35.04	03/01/26	—	—	—	—
	02/27/17	16,060	—	—	$45.30	02/27/27	—	—	—	—
	02/26/18	16,060	—	—	$37.60	02/26/28	—	—	—	—
	02/25/19	11,613	—	—	$38.49	02/25/29	—	—	—	—
	02/24/20	22,142	—	—	$32.51	02/24/30	—	—	—	—
	02/22/22	—	—	—	—	—	2,735	$102,699	12,304	$462,015
	02/23/23	—	—	—	—	—	8,851	$332,355	19,912	$747,696
	02/22/24	—	—	—	—	—	18,859	$708,155	28,289	$1,062,252
W. Mark Tatterson	02/29/16	9,130	—	—	$35.04	03/01/26	—	—	—	—
	02/27/17	12,453	—	—	$45.30	02/27/27	—	—	—	—
	02/26/18	12,453	—	—	$37.60	02/26/28	—	—	—	—
	02/25/19	9,290	—	—	$38.49	02/25/29	—	—	—	—
	02/24/20	17,714	—	—	$32.51	02/24/30	—	—	—	—
	02/22/22	—	—	—	—	—	2,267	$85,126	10,193	$382,747
	02/23/23	—	—	—	—	—	5,857	$219,930	13,177	$494,796
	02/22/24	—	—	—	—	—	12,486	$468,849	18,728	$703,236

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)

Darren K. Williams	02/29/16	5,000	—	—	$35.04	03/01/26	—	—	—	—
	02/27/17	7,603	—	—	$45.30	02/27/27	—	—	—	—
	02/26/18	7,603	—	—	$37.60	02/26/28	—	—	—	—
	02/25/19	5,419	—	—	$38.49	02/25/29	—	—	—	—
	02/24/20	10,869	—	—	$32.51	02/24/30	—	—	—
	02/22/22	—	—	—	—	—	1,464	$54,973	6,583	$247,192
	02/23/23	—	—	—	—	—	2,693	$101,122	6,057	$227,440
	02/22/24	—	—	—	—	—	5,565	$208,966	8,348	$313,467

Footnotes:

(1)	All options were vested as of December 31, 2024.

(2)

The awards of time-based restricted stock units granted in 2024, 2023 and 2022 vest equally over a three-year period ending on February 22, 2027, February 23, 2026, and February 22, 2025, respectively. The number of performance-based restricted stock units that vest is determined by the Company’s three-year ROATCE and TSR measured relative to peers. See the section entitled “Long-term Incentive Compensation” in the Compensation Discussion and Analysis for a description of the terms of these awards.

(3)

The market value is calculated by multiplying the number of restricted stock and restricted stock units that has not vested by the price per share of the Company’s stock on December 31, 2024 ($37.55 per share).

(4)

The number of performance-based restricted stock units that vest is determined by the Company’s three-year ROATCE and TSR measured relative to peers. See the section entitled “Long-term Incentive Compensation” in the Compensation Discussion and Analysis for a description of the terms of these awards.

Stock Option Exercises and Stock Vested During 2024

The following table sets forth certain information regarding individual stock option exercises and stock awards vested during 2024 by each of the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Richard M. Adams	33,300	$188,811	62,045	$2,138,248
Richard M. Adams, Jr.	11,100	$62,937	27,132	$934,736

James J. Consagra, Jr.	11,100	$62,937	26,147	$900,892

W. Mark Tatterson	9,130	$51,767	19,951	$687,455

Darren K. Williams	5,000	$28,350	12,751	$439,439

Footnotes:

(1)	Value determined by subtracting the exercise price per share from the market value of the common stock on the date of exercise.

(2)

Total value realized on vesting is equal to the number of shares acquired on vesting multiplied by the market price of the underlying securities on the vesting dates of February 22 ($34.49), February 23 ($34.36) and February 24 ($34.42).

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on United’s Board of Directors in 2024 except for Messrs. Richard M. Adams and Richard M. Adams, Jr. whose compensation as named executive officers of the Company is presented in the Summary Compensation Table on page 44. Messrs. Richard M. Adams and Richard M. Adams, Jr. are not compensated for their board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)	Total ($)

Charles L. Capito, Jr. (6)	$ 68,500	$59,993	—	—	—	—	$128,493

Peter A. Converse (1) (6)	$ 62,500	$59,993	—	—	—	$120,000	$242,493

Sara DuMond (6)	$ 16,250	$20,009					$ 36,259

Michael P. Fitzgerald (2)	—	—	—	—	—	$346,456	$346,456

Dr. Patrice A. Harris (6)	$ 77,500	$59,993	—	—	—	—	$137,493

Diana Lewis Jackson (6)	$ 66,000	$59,993	—	—	—	—	$125,993

J. Paul McNamara (3)(6)	$ 98,000	$59,993	—	—	—	—	$157,993

Mark R. Nesselroad (6)	$112,500	$59,993	—	—	—	—	$172,493

Name	Fees Earned or Paid in Cash ($)	Stock Awards (4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)	Total ($)

Lacy I. Rice, III (6)	$ 66,000	$59,993	—	—	—	—	$125,993

Albert H. Small, Jr. (6)	$ 58,500	$59,993	—	—	—	—	$118,493

Mary K. Weddle (6)	$ 79,500	$59,993	—	—	—	—	$139,493

Gary G. White (6)	$110,250	$59,993	—	—	—	—	$170,243

P. Clinton Winter (6)	$123,500	$59,993	—	—	—	—	$183,493

Footnotes:

(1)	Mr. Converse’s “Other Compensation” consists of $120,000 received for services performed under a contract as an independent contractor.

(2)

Mr. Fitzgerald’s “Other Compensation” includes a salary from United of $300,000, company contributions to his 401(K) Plan, life insurance, health and disability coverage premiums as well as perquisites of $19,372 which Mr. Fitzgerald received in his capacity as Vice Chairman of United Bank in 2024. Mr. Fitzgerald’s perquisites consisted of country club memberships and the personal use of a Company automobile.

(3)

Mr. McNamara received $11,755 and $258,555 under United’s defined benefit plan and a SERP Agreement United assumed in the acquisition of Sequoia Bancshares, Inc. which is not included in the table above.

(4)

Compensation amounts reflect the grant date fair value of restricted stock awarded in accordance with FASB ASC Topic 718. The compensation amount was calculated using a closing stock price of $34.36 on the grant date of February 22, 2024 for all directors except Dr. DuMond. The compensation amount for Dr. DuMond was calculated using a closing price of $36.38 on the grant date of October 21, 2024.

(5)	Change in the value of the director’s Pension and SERP during the year of 2024. For Mr. McNamara, his Pension value decreased $9,148 and his SERP value decreased $201,219.

(6)

As of December 31, 2024, Messrs. Capito, Converse, McNamara, Nesselroad, Small. White, and Winter, Dr. Harris and Ms. Weddle held 3,230 unvested shares of restricted stock while Ms. Lewis Jackson and Mr. Rice had 3,127 unvested shares of restricted stock, respectively. Dr. DuMond had 550 unvested shares of restricted stock as of December 31, 2024.

Each director of the Company, except for Mr. Adams, Mr. Adams, Jr., and Mr. Fitzgerald, receives an annual retainer fee of $45,000 regardless of United Board Meeting attendance and $2,500 for each United Board Meeting attended or $1,250 if attended by conference call or virtually. In addition, each director of the Company, except for Mr. Adams, Mr. Adams, Jr., and Mr. Fitzgerald, receives restricted stock awards with a total grant date fair value of $60,000 annually under the terms of United’s 2020 LTI Plan. Restricted shares granted to the directors have a three-year time-based vesting period. Recipients of restricted shares do not pay any consideration to United for the shares, have the right to vote all shares subject to such grant and receive all dividends with respect to such shares, whether or not the shares have vested. Mr. Adams, Mr. Adams, Jr., and Mr. Fitzgerald receive no compensation for their United board service. As members of United Bank’s Board of Advisors (“Advisory Board”), Mr. Capito, Mr. Converse, Ms. Lewis Jackson, Mr. McNamara, Mr. Rice, Mr. Small and Ms. Weddle, each receive a fee of $1,000 for each Advisory Board meeting attended or $500 if attended by conference call or virtually.

Each director who serves on the Executive, Audit, Compensation and Human Capital, Risk, and Governance and Nominating Committees receives a fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually except for Mr. Adams, Mr. Adams, Jr., and

Mr. Fitzgerald. Mr. Adams, Mr. Adams, Jr., and Mr. Fitzgerald receive no compensation for serving on any committee. Mr. White, as Chairman of the Audit Committee, receives a retainer payment of $6,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. Mr. Winter, as Chairman of the Compensation and Human Capital Committee, receives a retainer payment of $3,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. As Chairman of the Governance and Nominating Committee, Mr. McNamara receives a retainer payment of $3,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. Mr. Nesselroad, as Chairman of the Risk Committee, receives a retainer payment of $5,000 per quarter without regard to committee meeting attendance in addition to the fee of $2,500 for each United Board Committee Meeting attended or $1,250 if attended by conference call or virtually. Mr. Winter, as Lead Director of the independent directors of the Board, receives a retainer payment of $6,000 per quarter without regard to meeting attendance. Directors are reimbursed for meeting attendance expenses in accordance with the Board’s reimbursement policy.

On November 24, 2008, the Board of Directors approved a Deferred Compensation Plan (the “DCP”) for the Directors of United as well as for the directors of its banking subsidiary, United Bank. This DCP was drafted to be compliant with Internal Revenue Code Section 409A. Under the DCP, any director may defer all or any portion of his or her fees for board service. A participant’s deferral account will be held in trust by United until distribution. Amounts deferred under the DCP will be payable 12 months after separation from service in either a single lump sum payment or equal monthly, quarterly or annual installment payments over a period of not more than five years.

Mr. Converse entered into an Independent Contractor Agreement with United Bank effective April 1, 2016. The Independent Contractor Agreement has an initial one-year term which extends for additional one year periods unless terminated by either party at any time on 30 days notice. Compensation under the Independent Contractor Agreement is $120,000 per year to be paid in equal semi-monthly installments.

On June 3, 2016, Mr. Fitzgerald entered into an Amended and Restated Employment Agreement with United and United Bank pursuant to which Mr. Fitzgerald agreed to serve as the Vice Chairman of United Bank at an annual base salary of $300,000. The original term of the Amended and Restated Employment Agreement was for two years. In May of 2018, Mr. Fitzgerald agreed to serve as President of United Bank at the same annual base salary of $300,000. Mr. Fitzgerald is entitled under his Amended and Restated Employment Agreement to a retention bonus of $739,200 payable over a period of twenty-three (23) months beginning thirteen (13) months after a separation from service. Effective April 1, 2022, Mr. Fitzgerald agreed to serve as Vice Chairman of United Bank upon appointment of a new President to United Bank.

REPORT OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE ON EXECUTIVE COMPENSATION

Compensation and Human Capital Committee Report

The following Compensation and Human Capital Committee Report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, each as amended, except to the extent that United specifically incorporates it by reference into such filing.

The Compensation and Human Capital Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K
with management and, based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation and Human Capital Committee

Dr. Patrice A. Harris	J. Paul McNamara
Mark R. Nesselroad	Gary G. White
P. Clinton Winter, Chairman
Compensation and Human Capital Committee Interlocks and Insider Participation
The Compensation and Human Capital Committee consists of the following members: Dr. Patrice A. Harris, J. Paul McNamara, Mark R. Nesselroad, Gary G. White and P. Clinton Winter. No member of the Compensation and Human Capital Committee was a member or officer of the Company or any of its subsidiaries during 2024 or was formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company has served as a member of the Compensation and Human Capital Committee or as a director of any other entity whose executive officers have served on the Compensation and Human Capital Committee of the Company or has served as a director of the Company. In addition, no member of the Compensation and Human Capital Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation
S-K
under the Exchange Act.
Policies And Practices Related to the Grant of Certain Equity Awards Close In Time to the Release of Material Nonpublic Information
In response to Item 402(x)(1) of Regulation
S-K,
we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.
Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by our directors, officers and employees, and by the Company itself. We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Our insider trading policies and procedures were filed as Exhibit 19.1 to the 2024 Annual Report.

PROPOSAL 4: APPROVAL OF THE UNITED 2025 EQUITY INCENTIVE PLAN
Our growth and future success depend on the efforts of our officers, directors and employees. We believe that equity compensation is an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing shareholder value. The term of our current stock plan, the 2020 Long-Term Incentive Plan (the “Expiring Plan”) expires in May 2025, prior to the Annual Meeting.
On the recommendation of our Compensation and Human Capital Committee, our Board has unanimously approved, and recommends that our shareholders approve the United Bankshares, Inc.
2025
Equity Incentive Plan (the “2025 Plan”). The purpose of the 2025 Plan is to help the Company: (1) attract,

retain and motivate key employees (including prospective employees), consultants and non-employee directors; (2) align the interests of such persons with the Company’s shareholders; and (3) promote ownership of the Company’s equity.

Overview of Key Reasons to Approve the 2025 Plan

Equity incentive awards are an important element of our compensation philosophy	We expect that the proposed 3 million share reserve under the 2025 Plan will last at least five years
Our Expiring Plan will terminate on May 12, 2025, prior to the Annual Meeting	Failure to approve the 2025 Plan will likely result in an increased reliance on cash compensation
The Company has a history of prudent use of its share reserve and will continue to prudently use its shares	We incorporated equity compensation best practices into the design of the 2025 Plan

The 2025 Plan is summarized below and the full text of the 2025 Plan is attached to this Proxy Statement as Annex 1. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Annex 1 carefully before you decide how to vote on this proposal.

The Board has reviewed and approved the 2025 Plan and recommends shareholders vote “FOR” this proposal.

We Have a History of Prudent Use of Shares

As of the record date, March 6, 2025, 512,512 shares of our Common Stock remained available for grant under our Expiring Plan. These shares will be forfeited when the Expiring Plan terminates on May 12, 2025, which is before the vote to approve the 2025 Plan at the Annual Meeting.

In determining to adopt the 2025 Plan, we considered the following:

•

Share Reserve. The Board has approved the reservation of 3 million shares under the 2025 Plan. No new grants are expected to be made under the Expiring Plan before it terminates on May 12, 2025, but if any grants are made after the record date, they will be counted against the share reserve of the 2025 Plan.

•	Burn Rate. The following table provides data on our annual share usage under our Expiring Plan for the last three full fiscal years:

Year	Options Granted	Full-Value Awards Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2024	0	439,050	439,050	134,947,592	0.33%
2023	0	328,100	328,100	134,505,058	0.24%
2022	0	304,499	304,499	134,776,241	0.23%
				Average	0.27%

•

Dilution. Overhang provides a measure of potential dilution. As of March 6, 2025, the record date, we had 143,466,834 shares of Common Stock outstanding. Additionally, as of the same date, 947,140 shares were subject to outstanding full-value awards, and 1,028,227 shares were subject to outstanding stock options, which have a weighted average exercise price of $36.32 and a weighted average remaining term of 3.1 years. Furthermore, 3 million new shares are being requested under this proposal for the 2025 Plan. Assuming that the 512,512 shares available under the Expiring Plan will be forfeited when it terminates on May 12, 2025, our fully diluted overhang when the 2025 Plan is approved at the Annual Meeting is 3.36%.

•

Expected Duration of the Plan. The 2025 Plan will become effective as of the date of its approval if approved by the Company’s shareholders at the Annual Meeting (the “Effective Date”). Although the 2025 Plan will have a term of 10 years following the Effective Date, we anticipate that based on our current grant practices the proposed share reserve under the 2025 Plan will be sufficient to meet our needs for at least five years. The actual duration of the 2025 Plan’s share reserve will depend on many factors, including future grant date stock prices, participation rates, award sizes and other changes in our grant practices that may occur.

Equity Compensation Best Practice Provisions

No Liberal Share Recycling

The 2025 Plan prohibits the recycling of shares tendered or withheld in payment of the exercise price of a stock option or to satisfy any tax withholding obligation with respect to an award, shares repurchased by the Company using proceeds from the exercise of a stock option and shares reserved for issuance in respect of a stock appreciation right that exceed the number of shares actually issued upon exercise.

Minimum Vesting Requirements	Awards are subject to a minimum vesting schedule of at least 12 months following the date of grant, subject to certain limited exceptions.
No Dividends or Dividend Equivalents on Unvested Awards

The 2025 Plan prohibits the payment of dividends on unvested restricted shares and payment of dividend equivalents on unvested awards, including restricted stock units and performance-based awards. Dividend equivalents may not be granted in connection with any stock option or stock appreciation right.

No Discounted Stock Options or SARs

Stock options and stock-settled stock appreciation rights (“SARs”) must be granted with an exercise price equal to or greater than the fair market value of a share of our Common Stock on the date of grant.

No Repricing or Cash Buyouts

Stock options and SARs may not be repriced, including through amendment, cancellation in exchange for the grant of a substitute award or repurchase for cash or other consideration without shareholder approval if the effect would be to reduce the exercise price for the shares subject to the award.

“Double Trigger” Vesting

In connection with a change in control of the Company, a grantee must also experience a qualifying termination of employment (as further discussed below) in order for the vesting of the grantee’s awards to be accelerated.

No Excise Tax Gross-Ups	The 2025 Plan does not provide for any excise tax gross-up benefits.
Clawback	Awards granted under the 2025 Plan will be subject to the Company’s Compensation Recoupment Policy and any other clawback or recapture policy that the Company may adopt from time to time.
Limitation on Non-Employee Director Compensation	The maximum value of all compensation that may be granted to a non-employee director in a single calendar year is $500,000, subject to certain limited exceptions.
Administration by Independent Directors	Awards are administered by the Compensation and Human Capital Committee, an independent committee of our Board.
No “Evergreen” Provision	Shares authorized for issuance under the 2025 Plan cannot be automatically replenished.

Failure to Approve the 2025 Plan Will Likely Result in Increased Reliance on Cash Compensation

If the 2025 Plan is not approved by our shareholders at the Annual Meeting, we may need to significantly increase the cash component of our compensation programs for our executive officers and other employees in order to remain competitive and to appropriately compensate our executive officers and other employees. Replacing equity awards with cash awards may not only misalign the interests of our executive officers and other employees with the interests of our shareholders, but it would also increase our cash compensation expense and necessitate the use of cash that we could use for other business priorities.

Key Terms of the 2025 Plan

The following summary of the material terms of the 2025 Plan is qualified in its entirety by reference to the complete text of the 2025 Plan, which is attached hereto as Annex 1. Capitalized terms used in this proposal that are not otherwise defined have the meanings given to them in the 2025 Plan.

Purpose. The purpose of the 2025 Plan is to help the Company: (1) attract, retain and motivate key employees (including prospective employees), consultants and non-employee directors; (2) align the interests of such persons with the Company’s shareholders; and (3) promote ownership of the Company’s equity.

Eligibility. Awards under the 2025 Plan may be made to any employee, consultant or non-employee director of the Company Group. As of December 31, 2024, it is expected that approximately 220 employees and all 12 of our non-employee directors as of December 31, 2024 will be eligible to participate in the 2025 Plan.

Administration of the Plan. The 2025 Plan will be administered by our Board’s Compensation and Human Capital Committee. The Compensation and Human Capital Committee has full authority to interpret the 2025 Plan and award agreements, grant awards and determine the terms of such awards. The Compensation and Human Capital Committee can also delegate its authority as it deems appropriate in its sole discretion in accordance with applicable law.

Shares of Common Stock Available for Awards. The maximum number of shares of the Company’s Common Stock which may be issued under the 2025 Plan is 3 million subject to adjustment by the Compensation and Human Capital Committee for stock splits and other events as set forth in the 2025 Plan.

Any shares subject to an award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of awards under the 2025 Plan and will be added back in the same number of shares as were deducted in respect of the grant of such award. The payment of dividend equivalent rights in cash in relation with any outstanding awards will not be counted against the shares available for issuance under the 2025 Plan. Notwithstanding the foregoing, the following Shares will not become available for purposes of the Plan: Shares tendered by a grantee or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation with respect to an award, Shares repurchased by the Company using proceeds from the exercise of a stock option, and Shares reserved for issuance upon the grant of a stock appreciation right that exceed the number of Shares actually issued upon exercise.

Minimum Vesting. All awards are subject to a minimum vesting schedule of at least 12 months following the date of grant of such award, except that 5% of the shares available for grant under the 2025 Plan may be granted with a shorter minimum vesting period. Vesting may be accelerated in connection with death or retirement or involuntary termination of a grantee or a change of control.

Types of Awards

The types of awards that may be granted under the 2025 Plan include:

Stock Options. Stock options may be granted as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”)) or nonstatutory stock options. A stock option entitles the grantee to purchase shares of our Common Stock at an exercise price that may never be less than the Fair Market Value of our Common Stock on the date the option is granted. No stock option can be exercised more than 10 years after the date of grant. Dividend equivalent rights may not be granted in connection with any stock option.

Stock Appreciation Rights. Stock Appreciation Rights may be granted as the Compensation and Human Capital Committee may determine. No SAR can be exercised more than 10 years after the date of grant. SARs entitle the grantee to receive a number of shares of our Common Stock, or cash, equal in value to the excess of the Fair Market Value of our Common Stock over the exercise of the SAR, which may never be less than 100% of the Fair Market Value of our Common Stock on the date the SAR is granted. Dividend equivalent rights may not be granted in connection with any stock appreciation right.

Restricted Shares. Restricted shares are shares of our Common Stock that are subject to such terms and conditions as the Compensation and Human Capital Committee may determine. Upon the delivery of such shares, the grantee will have the rights of a shareholder with respect to the restricted shares, subject to any other restrictions and conditions as the Compensation and Human Capital Committee may include in the applicable award agreement. Restricted shares will, during the period of the restriction, have full voting rights. All ordinary cash dividends or other ordinary distributions paid upon any restricted shares will be retained by the Company and will be paid to the relevant grantee (without interest) when the award of restricted shares vests.

Restricted Stock Units. Restricted stock units are unfunded, unsecured rights to receive a share of our Common Stock or its equivalent in cash or other securities or property. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company until delivery of shares, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, the grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common

Stock or a combination thereof, as specified by the Compensation and Human Capital Committee. Restricted stock units may include the right to receive dividend equivalents provided that no dividend equivalents may be paid unless and until the restricted stock units vest.

Dividend Equivalent Rights. The Compensation and Human Capital Committee may grant dividend equivalent rights entitling a grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares covered by an award if such shares had been delivered pursuant to such award at the time of grant. The grantee will have only the rights of a general unsecured creditor of the Company until such amounts are paid as specified in the applicable award agreement. Dividend equivalents may not be paid unless and until the award to which they relate vests. Dividend equivalent rights may not be granted in connection with any stock option or stock appreciation right.

Other Stock-Based or Cash-Based Awards; Performance-based awards. The Compensation and Human Capital Committee may grant other types of equity-based or equity-related or cash-based awards, including, without limitation, the grant or offer for sale of unrestricted shares, performance share awards and performance units settled in cash. Other stock-based or cash-based awards may include the right to receive dividends or dividend equivalents provided that no dividends or dividend equivalents may be paid until the date the underlying award becomes vested. Such awards may also be subject to the achievement of performance goals based on performance criteria as determined by the Compensation and Human Capital Committee at the time of grant.

Change in Control

If a grantee’s employment or service relationship with the Company is terminated by the Company without “cause” or by the grantee with “good reason” within two years after a “change in control” (as each term is defined in the 2025 Plan), each award granted to such grantee prior to such change in control will become fully vested and, as applicable, exercisable, unless the Compensation and Human Capital Committee determines otherwise, or as otherwise provided in the applicable award agreement. Any shares deliverable pursuant to restricted stock units will be delivered within 15 days following such termination of employment or service, or change in control for a non-employee director, unless the Compensation and Human Capital Committee determines otherwise, or as otherwise provided in the applicable award agreement. As of the change in control date, any outstanding performance-based awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the change in control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the change in control in accordance with the original performance period.

Nonassignability and No Hedging

Awards under the 2025 Plan will be subject to the terms of the Company’s hedging and pledging policy and any other hedging and pledging policies that the Company may adopt from time to time. Awards granted under the 2025 Plan may not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged in any manner other than by will or by the laws of descent and distribution, and all such awards will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. The Compensation and Human Capital Committee may permit a grantee to transfer any award to any person or entity the Compensation and Human Capital Committee so determines; provided, however, that under no circumstances will a Grantee be permitted to transfer an award to a third-party financial institution without prior stockholder approval. All of the terms and conditions of the 2025 Plan and the award agreements will be binding upon any permitted successors and assigns.

Repricing Prohibited

Reducing the exercise price of stock options or stock appreciation rights issued and outstanding under the 2025 Plan, including through amendment, cancellation in exchange for the grant of a substitute award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the Company’s shareholders, except as otherwise permitted by the 2025 Plan with respect to preventing the enlargement or dilution of rights. The Company will not grant any stock options or stock appreciation rights with automatic reload features.

Clawback/Recapture of Awards

Awards under the 2025 Plan will be subject to the terms of the Company’s Compensation Recoupment Policy and any other clawback or recapture policy that the Company may adopt from time to time, and, in accordance with such policy, may be subject to the requirement that the awards be repaid to the Company Group after they have been distributed to the grantee.

Amendment

The Board may amend, suspend, discontinue or revise the 2025 Plan in any respect, provided that no amendment may materially adversely impair the rights of a grantee without the grantee’s consent. Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency. If the Board determines it is appropriate for the 2025 Plan to comply with the provisions of Section 422 of the Code, no amendment that would require shareholder approval under Section 422 of the Code will be effective without the approval of the Company’s shareholders.

Effective Date and Term of the 2025 Plan

If approved by the shareholders, the 2025 Plan will become effective as of the Effective Date and will terminate on the day before the tenth anniversary of the Effective Date. The Board has the right to terminate the 2025 Plan at any time.

U.S. Federal Income Tax Consequences of Awards Under the 2025 Plan

The following discussion summarizes certain United States federal income tax consequences generally arising with respect to grants of awards under the 2025 Plan under the law as in effect on the date of this Proxy Statement. This summary does not cover federal employment tax or other federal tax consequences associated with awards under the 2025 Plan, nor does it address state or local tax consequences. Grantees who are granted awards under the 2025 Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units and Other Stock-Based Awards. A grantee generally is not required to recognize income upon the grant of a nonqualified stock option (“NQSO”), stock appreciation rights (“SAR”), restricted stock units (“RSU”) or other stock-based award. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised or, in the case of RSU awards or other stock-based awards, upon the issuance of shares or receipt of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (i) in the case of a NQSO, an amount equal to the excess, if any, of the aggregate fair market value of the shares of our Common Stock underlying the options exercised over the aggregate exercise price, (ii) in the case of a SAR, the amount of cash or the fair market value of any shares received upon exercise, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due upon the exercise of the award, and (iii) in the case of RSU awards or other stock-based awards, the amount of cash or the fair market value of any shares received in respect thereof, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due on the vesting or payment of such awards.

Incentive Stock Options. A grantee is not taxed at the time an incentive stock option (“ISO”) is granted. The tax consequences upon exercise and later disposition depend upon whether the grantee holds the shares received upon exercise of an ISO for more than one year after exercise and two years after the date of grant of the option. If the grantee satisfies this holding period, for regular tax purposes the grantee will not realize income upon exercise of the ISO, and the Company will not be allowed an income tax deduction at any time with respect to the ISO. The difference between the exercise price and the amount realized upon disposition of the shares by the grantee will constitute a long-term capital gain or a long-term capital loss, as the case may be. If the grantee fails to meet the holding period (other than by reason of death), a disqualifying disposition occurs and the grantee generally recognizes as ordinary income, in the year of the disqualifying disposition, an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the grantee as long-term or short-term capital gain, depending on the length of time the shares were held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the grantee is generally limited to the excess (if any) of the sales price over the exercise price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the grantee. Different consequences apply for a grantee subject to the alternative minimum tax.

Restricted Shares. A grantee generally is not required to recognize ordinary income on the award of restricted shares of Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. Any dividends received upon the vesting of the related restricted shares generally will be treated as compensation that is taxable as ordinary income to the recipient. If permitted by the applicable award agreement, a grantee may make an election under Section 83(b) of the Code to recognize ordinary income on the date the restricted shares are granted in an amount equal to the excess (if any) of the fair market value of the shares over any amount paid for such shares.

Disposition of Shares. Unless stated otherwise above, upon the subsequent disposition of shares of Common Stock acquired under any of the preceding awards, a grantee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the grantee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Capital gain is generally taxed at a maximum rate of 20% if the property is held more than one year.

Deductibility by the Company. Unless stated otherwise above, to the extent that a grantee recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding deduction, provided that, among other things, the deduction is not disallowed under Section 162(m) of the Code.

Effect of Change in Control. Under the “golden parachute” provisions of Section 280G of the Code, the accelerated vesting, exercisability or payout of awards under the 2025 Plan in connection with a change in control may be required to be valued and taken into account in determining whether grantees have received compensatory payments contingent upon the change in control in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the grantees may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Section 409A. Certain awards under the 2025 Plan may constitute nonqualified deferred compensation under Section 409A of the Code. Failure to satisfy the applicable requirements under Section 409A for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. Awards under the 2025 Plan are intended to be designed and administered so that they comply with, or are exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the grantee.

Withholding. Awards under the 2025 Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the grantee to remit the withholding amount to the Company or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations. If shares of Common Stock are withheld or sold to satisfy a grantee’s tax withholding obligations, the grantee will be treated as having received such shares for purposes of the discussion above.

New Plan Benefits

The Compensation and Human Capital Committee has not granted any awards under the 2025 Plan. The amount of each grantee’s awards, if any, for 2025 will be determined in the discretion of the Compensation and Human Capital Committee and therefore cannot be calculated. As a result, the benefits that will be awarded or paid under the 2025 Plan are not currently determinable.

The awards granted for the 2024 year, which would not have changed if the 2025 Plan had been in place instead of the Expiring Plan, are set forth in the following table:

Name and Position	Dollar Value($) (1)	Number of Shares/Units (#) (2)
Richard M. Adams, Executive Chairman	$2,126,290	64,820
Richard M. Adams, Jr., Chief Executive Officer	$1,973,776	72,759
James J. Consagra, Jr., President	$1,546,592	47,148
W. Mark Tatterson, Chief Financial Officer, and Treasurer	$1,023,914	31,214
Darren K. Williams, Chief Risk and Information Officer	$ 456,387	13,913
Executive Group (including NEOs)	$8,914,879	283,010
Non-Executive Director Group	$ 679,932	19,756
Non-Executive Employee Group	$5,308,276	154,490

Footnotes:

(1)

Amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in 2024 computed in accordance with FASB ASC Topic 718. The grant date fair value was calculated using a grant date closing stock price of $34.36 for time-based and performance-based condition restricted stock units and $29.17 for the market-based condition restricted stock units which was based on a monte carlo simulation model fair value.

(2)

Shares of performance-based restricted stock units granted in 2024 were made under the United Bankshares, Inc. 2020 Long-Term Incentive Plan as approved by shareholders on May 12, 2020. Number of shares represent the potential number of restricted stock units to be vested based on the Company’s performance in 2024, 2025 and 2026. The number of performance-

based restricted stock units that vest is determined by the Company’s three-year ROATCE and TSR measured relative to peers. See the section entitled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for a description of the terms of these awards. Shares of time-based restricted stock units granted in 2024 were also made under the United Bankshares, Inc. 2020 Long-Term Incentive Plan as approved by shareholders on May 12, 2020. These restricted stock units vest ratably over a period of three years.

Voting

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

The Board of Directors recommends that shareholders vote “FOR” Proposal 4 to approve the

2025 Equity Incentive Plan.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

Stock Transfers

United Bankshares, Inc. common stock is listed on the NASDAQ Global Select Market. The quotation symbol is “UBSI”.

Shareholder Proposals for 2026 Annual Meeting

Shareholder Proposals For Inclusion in Proxy Statement. Presently, the next annual meeting of United shareholders is scheduled for May 18, 2026. Under the SEC rules, any shareholder proposals to be presented at the 2026 Annual Meeting must be received at the principal office of United no later than December 2, 2025 for inclusion in the proxy statement and form of proxy relating to the 2026 Annual Meeting. If the scheduled date for the 2026 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

Shareholder Proposals for Presentation at 2026 Annual Meeting. In order to be considered for possible action by shareholders at the 2026 Annual Meeting, shareholder proposals not included in the Company’s proxy statement must be submitted to the principal office of United by February 15, 2026, which is 45 calendar days before the one-year anniversary of the date United released the previous year’s annual proxy statement to shareholders. If notice is not provided by February 15, 2026, the proposal will be considered untimely and, if presented at the 2026 Annual Meeting, the persons named in the Company’s proxy for the 2026 Annual Meeting will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act, as amended.

All shareholder proposals must comply with Rule 14a-8 under the Exchange Act, as amended, as well as United’s Restated Bylaws.

Nomination of Directors

Shareholder nominations for Directors may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth as follows:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

In addition to satisfying the foregoing requirements under the Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026.

Shareholder Account Maintenance

Computershare acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by either contacting:

Computershare	or	United Bankshares, Inc.
P.O. Box 43006		Shareholder Relations Department
Providence, Rhode Island 02940		501 Avery Street
(888) 470-5886		Parkersburg, West Virginia 26101
www.computershare.com/investor		(304) 424-8633

Shareholder Communications

Shareholders of United may communicate with the Board of Directors, including non-management directors, by sending a letter to UBSI Board of Directors, c/o W. Mark Tatterson, Chief Financial Officer, 514 Market Street, Parkersburg, WV 26101. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or appropriate committee as soon as practicable.

If the personnel responsible for receiving and processing the communications determine that the substance of the communication is not of a type that is appropriate for delivery to the Board of Directors, the personnel shall take the following action:

•

if the communication is in respect of an individual grievance or other interest that is personal to the party submitting the communication, the personnel shall determine if there exists a standing body or department of the Company which is authorized to deal with communications of this type and, if so, shall forward the communication to that body or department, and shall inform the person submitting the communication of this action; otherwise, the personnel shall take no further action with respect to such communication;

•

if the communication appears to advocate United’s engaging in illegal activity, the personnel shall refer the communication to counsel, which may be counsel in United’s legal department, and if counsel confirms this assessment, the personnel shall take no further action with respect to such communication;

•

if the communication appears to contain offensive, scurrilous or abusive content, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication; and

•

if the communication appears to have no rational relevance to the business or operations of United, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication.

If a communication is not presented to the directors because the personnel responsible for receiving and processing the communications deems that it is not appropriate for delivery to the directors under these procedures, that communication must nonetheless be made available to any director to whom it was directed and who wishes to review it.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2024. Requests for copies of such report should be directed to Shareholder Relations Department, United Bankshares, Inc., 501 Avery Street, Parkersburg, West Virginia 26101.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Richard M. Adams
Executive Chairman

April 1, 2025

ANNEX 1 UNITED BANKSHARES, INC. 2025 EQUITY INCENTIVE PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of the United Bankshares, Inc. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”) is to help the Company Group (as hereinafter defined): (1) attract, retain and motivate key employees (including prospective employees), consultants and non-employee directors of United Bankshares, Inc., a West Virginia corporation (the “Company”); (2) align the interests of such persons with the Company’s shareholders; and (3) promote ownership of the Company’s equity.

1.2	Definitions of Certain Terms

For purposes of this Plan, the following terms have the meanings set forth below:

1.2.1 “Award” means an award granted pursuant to the Plan.

1.2.2 “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing, and acceptance thereof, will be deemed to include an electronic writing, and acceptance thereof, to the extent permitted by applicable law.

1.2.3 “Board” means the Board of Directors of the Company.

1.2.4 “Cause” means (a) with respect to a Grantee employed pursuant to a written employment agreement, which agreement includes a definition of “Cause,” “Cause” as defined in that agreement, or (b) with respect to any other Grantee, the occurrence of any of the following: (i) such Grantee’s conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction, (ii) such Grantee’s attempted commission of, or participation in, a fraud or theft against the Company Group or any client of the Company Group, (iii) such Grantee’s engagement in gross misconduct that causes or reasonably may be expected to cause financial or reputational harm to the Company Group, (iv) such Grantee’s repeated failure to substantially perform the Grantee’s duties and responsibilities to the Company Group (other than failure resulting from incapacity due to mental or physical illness or injury or from any authorized time off or leave), (v) such Grantee’s material violation of any contract or agreement between the Grantee and the Company Group or any written Company Group policy, (vi) such Grantee’s habitual abuse of narcotics, (vii) such Grantee’s disqualification from, or bar by, any governmental or self-regulatory authority from serving in the capacity required by the Grantee’s job description, or such Grantee’s loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform the Grantee’s duties or responsibilities, in each case as an Employee or a Consultant, as applicable, of the Company Group, (viii) such Grantee’s (1) obstruction, (2) attempts to influence, obstruct or impede, or (3) failure to materially cooperate with an investigation authorized by the Board, a self-regulatory organization (an “Investigation”), or (ix) such Grantee’s withholding, removal, concealment, destruction, alteration or falsification of any material requested in connection with an Investigation, or attempt to do so or solicitation of another to do so.

1.2.5 “Change in Control” means the occurrence of any of the following events:

(a)  during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director as a result of an actual or publicly threatened election contest with respect to Directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(b)  any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership or acquisition of Company Voting Securities: (A) by the Company Group, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company Group, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition) or (E) by any private investor from the Company Group;

(c)  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power of the Surviving Entity, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent or a person specifically approved by a vote of at least two-thirds of the Incumbent Directors), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or otherwise approved by a vote of at least two-thirds of such Incumbent Directors (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”); or

(d)  the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or

(e)  the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company Group which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company Group such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.

1.2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.7 “Committee” has the meaning set forth in Section 1.3.1.

1.2.8 “Common Stock” means the common stock of the Company, par value $2.50 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.9 “Company” has the meaning set forth in Section 1.1.

1.2.10 “Company Group” means the Company and any Subsidiary, and any successor entity thereto.

1.2.11 “Consent” has the meaning set forth in Section 3.3.2.

1.2.12 “Consultant” means any individual (other than a non-employee Director), corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company Group.

1.2.13 “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.14 “Director” means a member of the Board.

1.2.15 “Effective Date” has the meaning set forth in Section 3.25.

1.2.16 “Employee” means a regular, active employee and/or a prospective employee of the Company Group, but not including a Non-Employee Director.

1.2.17 “Employment” means an Employee’s performance of services for the Company Group, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when an Employee’s leave of absence results in a termination of Employment, (b) whether and when a change in an Employee’s association with the Company Group results in a termination of Employment, and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to an Employee’s Employment being terminated will include both voluntary and involuntary terminations.

1.2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.19 “Fair Market Value” means, with respect to a Share, the closing price reported for the Common Stock on the applicable date as reported on the Nasdaq Stock Market or any other regional market which at the time constitutes the principal market, exchange or system on which Shares are traded, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.20 “GAAP” has the meaning set forth in Section 2.8.2.

1.2.21 “Good Reason” means (a) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Good Reason,” “Good Reason” as defined in that agreement or (b) with respect to any other Grantee, the occurrence of any of the following in the absence of the Grantee’s written consent: (i) any material and adverse change in the Grantee’s position or authority with the Company Group as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company Group within 30 days after receipt of notice thereof given by the Grantee; (ii) a material change in the geographic location at which the Grantee must perform services to the Company; or (iii) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies generally to similarly situated employees. If the Grantee does not deliver to the Company Group a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give the Company Group 30 days to cure the event constituting Good Reason and resign for Good Reason within 30 days after the end of such cure period for Good Reason to be applicable.

1.2.22 “Grantee” means an Employee, Consultant or Non-Employee Director who receives an Award.

1.2.23 “Incentive Stock Option” means a stock option to purchase Shares that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.24 “Non-Employee Director” means a Director who is not an employee of the Company Group.

1.2.25 “Other Stock-Based or Cash-Based Awards” has the meaning set forth in Section 2.8.1.

1.2.26 “Performance-Based Awards” means certain Other Stock-Based or Cash-Based Awards granted pursuant to Section 2.8.2.

1.2.27 “Performance Criteria” has the meaning set forth in Section 2.8.2.

1.2.28 “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may or may not be based on Performance Criteria.

1.2.29 “Plan” has the meaning set forth in Section 1.1.

1.2.30 “Plan Action” has the meaning set forth in Section 3.3.1.

1.2.31 “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

1.2.32 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.33 “Shares” means shares of Common Stock.

1.2.34 “Subsidiary” means any corporation, partnership, limited liability company or other legal entity in which the Company, directly or indirectly, owns stock or other equity interests possessing 25% or more of the total combined voting power of all classes of the then-outstanding stock or other equity interests.

1.2.35 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary or parent corporation of the Company.

1.2.36 “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

1.3	Administration

1.3.1 The Compensation and Human Capital Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, and without limitation, the Committee will have the authority in its sole discretion to:

(a)  exercise all of the powers granted to it, and make all determinations, under the Plan;

(b)  construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Grantee’s Award, (i) the affected Grantee shall file a written claim with the Committee for review, explaining the reasons for such claim, and (ii) the Committee’s decision must be written and must explain the decision;

(c)  prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)  grant, or recommend to the Board for approval to grant, Awards and determine the terms of such Awards;

(e)  amend the Plan or any outstanding Award Agreement in any respect including, without limitation, to:

(1)	accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised or waive or amend any vesting terms,

(2)	accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), or

(3)	reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(f)  determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.15,

(1)	Awards may be:

(A)	settled in cash, Shares, other securities, other Awards or other property,

(B)	exercised, or

(C)	canceled, forfeited or suspended,

(2)

Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee,

(3)	Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees, and

(4)

the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation right may be reset.

1.3.2 The determination of the Committee on all matters relating to the Plan or any Award or Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. The Committee may delegate (either generally or specifically) the powers, authorities and discretions conferred on it under this Section 1.3 as it deems appropriate in its sole discretion in accordance with applicable law. The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rules 16(b)-3(d)(1) or 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4 No member of the Board or Committee or any person to whom the Board or Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company Group to the extent permitted by applicable law against and from:

(a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith; and

(b) any and all amounts paid by such Covered Person, with the Company Group’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company Group will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company Group gives notice of its intent to assume the defense, the Company Group will have sole control over such defense with counsel of the Company Group’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any indemnification agreements between such Covered Person and the Company Group, as a matter of law, or otherwise, or any other power that the Company Group may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to Employees, Consultants and Non-Employee Directors.

1.5	Types of Awards Under Plan

Awards may be made under the Plan in the form of cash-based or stock-based Awards. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock: stock options, stock appreciation rights, restricted Shares, restricted stock units, performance based stock awards, dividend equivalent rights and other equity-based or equity-related Awards (as further described in Section 2.8), that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company Group.

1.6	Shares of Common Stock Available for Awards

1.6.1 Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan will be 3,000,000. Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company Group’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be granted under the Plan. Available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of Shares available for grant under the Plan, subject to applicable stock exchange requirements.

1.6.2 Replacement of Shares. Shares subject to an Award that is forfeited (including any restricted Shares repurchased by the Company at the same price paid by the Grantee so that such Shares are returned to the Company), expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of Awards under the Plan and will be added back in the same number of Shares as were deducted in respect of the grant of such Award, as applicable. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the Shares available for issuance under the Plan. Notwithstanding the foregoing, the following Shares will not become available for purposes of the Plan: Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of a stock option or to satisfy any tax withholding obligation with respect to an Award, Shares repurchased by the Company using proceeds from the exercise of a stock option, and Shares reserved for issuance upon the grant of a stock appreciation right that exceed the number of Shares actually issued upon exercise.

1.6.3	Adjustments. The Committee will:

(a)  adjust the type of property or securities, and the number, authorized pursuant to Section 1.6.1,

(b)  adjust the type of property or securities, and the number, set forth in Section 2.3.2, that can be issued through Incentive Stock Options, and

(c)  adjust any other terms of the Plan and the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award, the type of property or securities to which the Award relates and the exercise or strike price of any Award), in such manner as the Committee deems appropriate (including, without limitation, by payment of cash or other property or securities) to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock or other property or securities other than Shares) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment may be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.15, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of the Company Group. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Shareholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 1.6.3 or the terms of the Award, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the share certificates for the Shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.

2.3	Options

2.3.1 Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.3.2 Incentive Stock Options. At the time of grant, the Committee will determine:

(a)  whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option; and

(b)  the number of Shares subject to such Incentive Stock Option; provided, however, that:

(1)

the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any fiscal year (under all such plans of the Company and of any Subsidiary or parent corporation of the Company) may not exceed $100,000, and

(2)

no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option. No more than 3,000,000 Shares (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan may be issued through Incentive Stock Options.

2.3.3 Exercise Price. The exercise price per Share with respect to each stock option will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of a Share (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value).

2.3.4 Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted.

2.3.5 Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and as set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any Shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option.

To exercise a stock option, the Grantee must give written notice to the Company specifying the number of Shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, which may include:

(a)  personal check,

(b)  Shares, based on the Fair Market Value as of the exercise date,

(c)  any other form of consideration approved by the Company and permitted by applicable law, and

(d)  any combination of the foregoing.

The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.

2.4	Stock Appreciation Rights

2.4.1 Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.4.2 Exercise Price. The exercise price per Share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.3, may never be less than the Fair Market Value of the Common Stock.

2.4.3 Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.

2.4.4 Vesting and Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable vesting date may be exercised thereafter at any time before the final expiration of the stock appreciation right.

To exercise a stock appreciation right, the Grantee must give written notice to the Company specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, Shares, cash or other securities or property, or a combination thereof, as specified by the Committee, equal in value to:

(a)  the excess of:

(1)	the Fair Market Value of the Common Stock on the date of exercise over

(2)	the exercise price of such stock appreciation right

(3)	multiplied by

(b)  the number of stock appreciation rights exercised, will be delivered to the Grantee.

Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its sole discretion, deem necessary or desirable to effect or assure compliance by the Company on terms acceptable to the Company with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements.

2.5	Restricted Shares

2.5.1 Grants. The Committee may grant or offer for sale restricted Shares in such amounts and subject to such terms and conditions as the Committee may determine. Upon the delivery of such Shares, the Grantee will have the rights of a shareholder with respect to the restricted Shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Each Grantee of an Award of restricted Shares will be issued a certificate in respect of such Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such Shares. In the event that a certificate is issued in respect of restricted Shares, such certificate may be registered in the name of the Grantee, and will, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, but will be held by the Company or its designated agent until the time the restrictions lapse. If the restricted Shares are registered in another system, such as book-entry form, the restrictions will be placed on such system.

2.5.2 Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted Shares will, during the period of restriction, be the beneficial and record owner of such restricted Shares and will have full voting rights with respect thereto. During the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any restricted Share will be retained by the Company and will be paid to the relevant Grantee (without interest) when the Award of restricted Shares vests and will revert back to the Company if for any reason the restricted Share upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 1.6.3).

2.6	Restricted Stock Units

2.6.1 The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one Share, cash or other securities or property equal in value to a Share or a combination thereof, as specified by the Committee. Unless otherwise specified in an Award Agreement, in the event that a Non-Employee Director is removed or terminated as a Director, or otherwise ceases to be a Director, then, subject to and in accordance with the terms of this Plan, each vested restricted stock unit then held by the Grantee as of the date of such cessation of service will be settled as of such date.

2.7	Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award at the time of grant; provided that no dividend equivalent right may be granted in connection with any stock option or stock appreciation right. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided that in no event may such payments may be made unless and until the Award to which they relate vests.

2.8	Other Stock-Based or Cash-Based Awards

2.8.1 Grant. The Committee may grant other types of equity-based, equity-related or cash-based Awards (including retainers and meeting-based fees, with respect to Non-Employee Directors, and the grant or offer for sale of unrestricted Shares, performance share awards, and performance units settled in cash) (“Other Stock-Based or Cash-Based Awards”) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual Shares to Award recipients.

2.8.2 Performance-Based Awards. Notwithstanding anything to the contrary herein, Other Stock-Based or Cash-Based Awards may, at the discretion of the Committee, be granted subject to the achievement of performance goals.

(a)   Establishment of the Performance Period, Performance Goals and Formula. A Grantee’s Performance-Based Award will be determined based on the attainment of written objective Performance Goals approved by the Committee for a performance period of at least twelve months established by the Committee. At the same time as the Performance Goals are established, the Committee will prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the Performance Goals during the performance period.

(b)  Performance Criteria. The Performance Goals will be based on one or more business criteria (either separately or in combination) with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) (“Performance Criteria”) as the Committee may determine.

(c)   Adjustments. For each fiscal year of the Company, the Committee may (i) designate additional business criteria on which the Performance Goals may be based or (ii) provide for objectively determinable adjustments, modifications or amendments, to any of the Performance Criteria described above, as the Committee may deem appropriate (including, but not limited to, for one or more of the items of gain, loss, profit or expense): (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under generally accepted accounting principles (“GAAP”), (D) related to discontinued operations that do not qualify as a segment of business under GAAP, or (E) attributable to the business operations of any entity acquired by the Company during the fiscal year or the effect such acquisition may have).

(d)  Determination of Performance. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Grantee and ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the Grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

2.9	Repayment If Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted Shares, an amount equal to the Fair Market Value (determined at the time such Shares became vested) of such restricted Shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the Shares delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

2.10	Minimum Vesting

All Awards shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the Award, provided that vesting may accelerate in connection with death, retirement (with respect to an Employee), a Change in Control, involuntary termination (with respect to an Employee or Consultant) or cessation of service to the Company (with respect to a Non-Employee Director). Notwithstanding the foregoing, up to 5% of the Shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 2.10.

ARTICLE III

MISCELLANEOUS

3.1	Amendment of the Plan

3.1.1 Unless otherwise provided in the Plan or in an Award Agreement, the Board may at any time and from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.3, 1.6.3 and 3.6, no such amendment may materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.3 and 3.6, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.

3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require shareholder approval under Section 422 of the Code will be effective without the approval of the Company’s shareholders.

3.2	Tax Withholding

Grantees will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the

Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax),

(a)  the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable),

(b)  the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise), or

(c)  the Company may enter into any other suitable arrangements to withhold, in each case in the Company’s discretion, the amounts of such taxes to be withheld based on the individual tax rates applicable to the Grantee.

3.3	Required Consents and Legends

3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then, subject to Section 3.15, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable and may advise the transfer agent to place a stop transfer order against any legended Shares.

3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes:

(a)  any and all listings, registrations, qualifications, consents, clearances or approvals in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States, or by any governmental or other regulatory body or any self-regulatory agency,

(b)  any and all written agreements and representations by the Grantee with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to administer the Plan and Awards, effect tax withholding, administer applicable policies and comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and

(c)  any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.

3.4	Right of Offset

The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company Group pursuant to other employee programs, including tax equalization) that the

Grantee then owes to the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A.

3.5	Nonassignability; No Hedging

Awards under the Plan will be subject to the terms of the Company’s hedging and pledging policy and any other hedging and pledging policies that the Company Group may adopt from time to time.

In addition, unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines; provided, however, under no circumstances will a Grantee be permitted to transfer an Award to a third-party financial institution without prior shareholder approval. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6	Change in Control

3.6.1 Unless the Committee determines otherwise, or as otherwise provided in the applicable Award Agreement, with respect to (i) each Employee whose Employment or Consultant whose service is terminated by the Company Group or any successor entity thereto without Cause or by the Employee or Consultant for Good Reason, in either case, on or within two (2) years after a Change in Control, and (ii) each Non-Employee Director, (a) each Award granted to such Grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (b) any Shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such termination of Employment or service, with respect to each Employee or Consultant, or the Change in Control, with respect to each Non-Employee Director. As of the Change in Control date, any outstanding Performance-Based Awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.

3.6.2 Notwithstanding the foregoing, in the event of a Change in Control, a Grantee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of stock options and stock appreciation rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of Employment or cessation of service as a Director or Consultant, as applicable, within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing or (v) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control, and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void), and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 3.6.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

3.7	No Continued Employment or Engagement; Right of Discharge Reserved

Neither the adoption of the Plan nor the grant of any Award (or any provision in the Plan or Award Agreement) will (1) confer upon any Grantee any right to continued Employment or service as a Director or Consultant, as applicable, with the Company Group, (2) interfere in any way with the right of the Company Group to terminate, or alter the terms and conditions of, such Employment or service as a Director or Consultant at any time or (3) create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders.

3.8	Nature of Payments

3.8.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company Group by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2 All such grants and deliveries of Shares, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Employee or Consultant, will not entitle the Grantee to the grant of any future Awards and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company Group or under any agreement with the Grantee, unless the Company Group specifically provides otherwise.

3.9	Non-Uniform Determinations

3.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform, and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards, and (c) whether a Grantee’s Employment or service as a Director or Consultant, as applicable, has been terminated for purposes of the Plan.

3.10	Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company Group from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the day before the tenth anniversary of the Effective Date, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13	Clawback/Recapture Policy

Awards under the Plan will be subject to the terms of the Company’s Compensation Recoupment Policy and any other clawback or recapture policy that the Company Group may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company Group after they have been distributed to the Grantee.

3.14	FDIC Limits on Golden Parachute Payments

Notwithstanding anything to the contrary, the Company will not be required to make any payment, take any action, issue any shares or grant any Award under the Plan or any Award Agreement that would otherwise be a prohibited golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act.

3.15	Section 409A

3.15.1 All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern.

3.15.2 Without limiting the generality of Section 3.15.1, with respect to any Award made under the Plan that is “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:

(a)  any payment due upon a Grantee’s termination of Employment or cessation of service as a Director or Consultant, as applicable, will be paid only upon such Grantee’s “separation from service” from the Company Group within the meaning of Section 409A;

(b)  any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in ownership” or “change in effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

(c)  if the Grantee is a “specified employee” within the meaning of Section 409A, any payment to be made with respect to such Award in connection with the Grantee’s “separation from service” from the Company Group within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(d)  any other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e)  with respect to any required Consent described in Section 3.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(f)  if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

(g)  if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and

(h)  for purposes of determining whether the Grantee has experienced a separation from service from the Company Group within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity.

3.16	Governing Law

THE PLAN AND ALL AWARDS MADE AND ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

3.17	Disputes; Choice of Forum

3.17.1 Unless otherwise specified in an Award Agreement, it shall be a condition of each Award that any dispute, controversy or claim between the Company Group and a Grantee or other person arising out of or relating to the Plan or an Award Agreement shall be finally settled by arbitration conducted in the City of Charleston in accordance with the Commercial Rules of the American Arbitration Association then in force and West Virginia law as provided in Section 3.16 within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, any Award or any Award Agreement. The arbitration decision or award shall be binding and final upon the parties and may be entered as a judgment in any appropriate court. The arbitration award shall be in writing and shall set forth the basis thereof. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought.

3.17.2 Nothing in the Plan shall be construed as an agreement by either the Company Group or a Grantee to arbitrate claims on a collective, class or representative basis. In addition, by accepting an Award, a Grantee agrees that, to the fullest extent permitted by applicable law, no arbitrator shall have the authority to consider class, collective or representative claims, to order consolidation or to join different claimants or grant relief other than on an individual basis to the individual claimant involved. By accepting an Award, a Grantee agrees to arbitrate all claims as described in Section 3.17, in accordance with the arbitration procedure set forth in Section 3.17.1; provided, however, that nothing in Section 3.17, the Plan or any Award Agreement shall limit any Grantee from filing a charge with or participating in any investigation or proceeding conducted by any governmental entity.

3.17.3 Unless otherwise specified in an Award Agreement, to the fullest extent permitted by applicable law, it shall be a condition of each Award that the Company Group and the Grantee irrevocably submit to the exclusive jurisdiction of any state or Federal court located in the City of Charleston over any suit, action or proceeding arising out of or relating to or concerning the Plan or the Award that is not otherwise arbitrated or resolved according to Section 3.17.1. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. By accepting an Award, the Grantee acknowledges that the forum designated by this Section 3.17.3 has a reasonable relation to the Plan, any applicable Award and to the Grantee’s relationship with the Company Group. Notwithstanding the foregoing, nothing in this Section 3.17.3 shall preclude the Company Group from bringing any suit, action or proceeding in any other court for the purpose of enforcing the provisions of this Section 3.17.3 or otherwise.

3.17.4 Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the Chief Financial Officer of the Company as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan which is not arbitrated pursuant to the provisions of Section 3.17.1, who will promptly advise such Grantee of any such service of process.

3.17.5 Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence, contents or results of any arbitration and the existence of, and any information concerning, any dispute or controversy or any claim waived under Section 3.19. Notwithstanding the foregoing, a Grantee may disclose information concerning such arbitration, dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim). In addition, a Grantee may provide information to, file a charge with or participate in an investigation conducted by any governmental entity, and a Grantee does not need the Company Group’s permission to do so. Furthermore, a Grantee is not required to notify the Company Group of a request for information from any governmental entity or of such Grantee’s decision to file a charge with or participate in an investigation conducted by any governmental entity.

3.18	Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.19	Waiver of Claims

Each Grantee of an Award recognizes and agrees that, before being selected by the Committee to receive an Award, the Grantee has no right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, the Grantee expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company Group or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which the Grantee’s consent is expressly required by the express terms of an Award Agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company Group and any Grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

3.20	No Repricing or Reloads

3.20.1 Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options or stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the Company’s shareholders. The Company will not grant any stock options or stock appreciation rights with automatic reload features.

3.21	Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.22	No Liability With Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event will the Company Group be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or non-United

States tax treatment or (b) avoid adverse tax treatment under United States or non-United States law, including, without limitation, Section 409A.

3.23	No Third-Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company Group and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.24	Successors and Assigns of the Company

The terms of the Plan, and any Award Agreement, will be binding upon, and inure to the benefit of, the Company and any successor entity, including as contemplated by Section 3.6.

3.25	Date of Adoption and Approval of Shareholders

The Plan was adopted by the Board on February 24, 2025 and was approved by the Company’s shareholders on [●], 2025 (the “Effective Date”).

3.26	Limits on Compensation to Non-Employee Directors

3.26.1 No Non-Employee Director of the Company may be granted (in any calendar year) compensation, solely with respect to such Non-Employee Director’s service as a Non-Employee Director, with a value in excess of $500,000, with the value of any equity-based awards based on the accounting grant date value of such award, provided that the Board may make exceptions to this limit for a Non-Employee Director serving as a chair or member of a special or newly formed committee or subcommittee, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time on May 13, 2025.
For the Employee plan (401K) votes submitted electronically must be received by 5:00 p.m., Eastern Time on May 8, 2025.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:
01 – Richard M. Adams	02 – Richard M. Adams, Jr.	03 – Charles L. Capito, Jr.	04 – Peter A. Converse
05 – Sara DuMond, MD, FAAP	06 – Michael P. Fitzgerald	07 – Patrice A. Harris, MD, MA, FAPA	08 – Diana Lewis Jackson
09 – J. Paul McNamara	10 – Mark R. Nesselroad	11 – Lacy I. Rice, III	12 – Albert H. Small, Jr.
13 – Mary K. Weddle	14 – Gary G. White	15 – P. Clinton Winter

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2025.	☐	☐	☐	3. To approve, on an advisory basis, the compensation of United’s named executive officers.	☐	☐	☐
4. To approve the United Bankshares, Inc. 2025 Equity Incentive Plan.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OF POSTPONEMENTS THEREOF.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

	C 1234567890 J N T 1 P C F 6 4 2 6 1 7	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

043LRE

Annual Meeting of United Bankshares, Inc.

The 2025 Annual Meeting of Shareholders of United Bankshares, Inc. will be held on

Wednesday, May 14, 2025 at 4:00 p.m. EDT Congressional Country Club, 8500 River Road Bethesda, MD

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 14, 2025.

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Annual Report, are available free of charge on the following website: www.ubsi-inc.com

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/CONFIDENTIAL VOTING INSTRUCTION FOR 2025 ANNUAL SHAREHOLDERS’ MEETING

The undersigned shareholder(s) of United Bankshares, Inc., does hereby nominate, constitute and appoint James J. Consagra, Jr. and W. Mark Tatterson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on March 6, 2025, at the 2025 Annual Meeting of Shareholders to be held on May 14, 2025 at 4:00 p.m., Eastern Time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 1, 2025, and hereby revokes all proxies previously given by the undersigned for said meeting.

DIRECTION TO THE TRUSTEE OF UNITED BANKSHARES, INC. SAVINGS AND STOCK INVESTMENT PLAN, ESOP FEATURE

The undersigned participant in or, if applicable, beneficiary under, the United Bankshares, Inc., Savings and Stock Investment Plan, ESOP Feature (“ESOP” or “Plan”) does hereby direct the Trustee of the ESOP to vote the shares of United Bankshares, Inc. common stock allocated to his or her account(s) in the ESOP as follows: The Trustee will follow the directions of each Participant with respect to the voting of the whole and fractional shares of United Bankshares, Inc. Common Stock held in such Participant’s Plan Account, provided that such directions are received by the Trustee by the close of business at least three business (3) days prior to the time such shares must be voted. Any such direction by a Participant to the Trustee shall be effective as of the date such direction is received by the Trustee. Each Participant shall be permitted to revoke or change such direction, provided such revocation or change is received by the Trustee by the close of business at least three business (3) days prior to the time such shares of United Bankshares, Inc. Common Stock must be voted.

The Board of Directors recommends a vote “FOR” all nominees listed and a vote “FOR” Proposals 2, 3 and 4. If no direction is given, this proxy/confidential voting instruction will be voted “FOR” the listed nominees in proposal 1 and “FOR” proposals 2, 3 and 4. Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.